Exhibit 10.1
CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Confidential	Execution Copy

Private Label PCS Services Agreement
between
Sprint Spectrum L.P.
and
Cricket Communications, Inc.
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PRIVATE LABEL PCS SERVICES AGREEMENT
TABLE OF CONTENTS

1. DEFINITIONS	1

2. PURCHASER RELATIONSHIP	8

2.1. General	8
2.2. Limited Purpose	8
2.3. Brand Restrictions	8
2.4. Sales through Independent Representatives and Agents	9
2.5. Control of Sprint Network	9
2.6. No Sale to Other Resellers	9
2.7. Compliance of Affiliates, Related Entities and IRs	9
2.8. Minimum Commitments	9

3. TERM AND PHASE OUT PERIODS	12

3.1. General	12
3.2. Phase-Out Period	12

4. REPRESENTATIONS AND WARRANTIES	12

4.1. Due Incorporation or Formation; Authorization of Agreements	12
4.2. No Conflict	12
4.3. Litigation	12

5. SCOPE OF PCS SERVICE	12

5.1. Limitation on Scope of PCS Service	12
5.2. Included Services and Future Technologies	14
5.3. Sprint Device Handling Services	15
5.4. Coverage Maps	15
5.5. MDN Pooling	15
5.6. Billing Records	16
5.7. Private Label Operations Manual	16
5.8. Customized Services	16
5.9. Viruses	17
5.10. Location Based Services	17
5.11. Throughput	17
5.12. [***]	17

6. BILLING AND TERMS OF PAYMENT	18

6.1. General	18
6.2. Invoices	18
6.3. Late Payments	18
6.4. Disputed Charges	18
6.5. Taxes and Other Levies by Governmental Authorities	19

7. PURCHASER RIGHTS AND OBLIGATIONS	19

7.1. Devices	19
7.2. Purchaser’s Responsibility and Liability	21

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7.3. Purchaser’s Responsibility for Fraud	21
7.4. Interference	21
7.5. Subpoena Compliance	21
7.6. Electronic Surveillance	22
7.7. Purchaser Responsibility for Purchaser’s Vendors/Contractors	22

8. SPRINT’S RIGHTS AND OBLIGATIONS	22

8.1. Modifications	22
8.2. Roaming Services	23
8.3. Sprint Network Fraud Detection and Responsibility	23
8.4. Sprint’s Reports to Purchaser	24
8.5. [***]	24
8.6. Project Managers; Meetings	24

9. LIMITATIONS OF WARRANTIES AND LIABILITIES	24

9.1. No Warranties	24
9.2. Limitations on Liability	24

10. TRADE NAME, TRADE MARKS AND SERVICE MARKS	25

10.1. Sprint’s Rights	25
10.2. Purchaser’s Rights	25
10.3. Remedies for Violations	26

11. INSURANCE	26

12. INDEMNIFICATION	26

12.1. Purchaser’s General Third Party Indemnity	26
12.2. Sprint’s General Third Party Indemnity	26
12.3. Indemnification Procedures	27

13. BREACH, REMEDIES AND EARLY TERMINATION OF THE AGREEMENT	27

13.1. Breach	27
13.2. Early Termination Due to Loss of Licenses	28
13.3. Early Termination by Purchaser for Extended Force Majeure	29
13.4. Length of and Duties During the Phase-out Period	29
13.5. Effect of Termination	30

14. CHANGE OF CONTROL; LIQUIDATION AND OTHER EVENTS	30

14.1. Termination Option Upon the Occurrence of Change of Control	30
14.2. Rights to Market to End User Accounts in Connection with Liquidation or Dissolution	34
14.3. Non-Solicitation/Non-Disclosure Obligations	34
14.4. Remedies	35

15. RESTRICTIONS ON DISCLOSURE, USE, STORAGE, AND HANDLING OF CONFIDENTIAL AND END USER ACCOUNT INFORMATION	35

15.1. Restrictions on Use and Disclosure	35
15.2. Care	35
15.3. Return	35
15.4. Limitation	36
15.5. Relief	36
15.6. Information Security	36
15.7. SEC Filing	36

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16. ASSIGNMENT	37

17. GENERAL PROVISIONS	37

17.1. Notices and Inquiries	37
17.2. Construction	38
17.3. Independent Contractors	38
17.4. Survival	38
17.5. Headings	38
17.6. Severability	38
17.7. Governing Law; Venue	38
17.8. Waiver of Jury Trial	39
17.9. Counterpart Execution	39
17.10. Entire Agreement; Amendments	39
17.11. Parties in Interest; Limitation on Rights of Others	39
17.12. Waivers; Remedies	39
17.13. Force Majeure	39
17.14. Disclosure	40
17.15. Compliance with Laws	40
17.16. Audits	40
Schedule 1.0 — Pricing
Attachment No. 1 — International Toll Charges
Attachment No. 2 — Billing Rounding and Pro-Ration Policies
Attachment No. 3 — Benchmark [***] Plans on or about the Effective Date
Attachment No. 4 — Example of Calculation of Overage Charges
Schedule 2.0 — Markets
Schedule 3.0 — Intentionally Omitted
Schedule 4.0 — [***]
Schedule 5.0 — Technical Services and Integration Statement of Work

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Private Label PCS Services Agreement
This Private Label PCS Services Agreement (together with its related schedules, exhibits, and attachments, the “Agreement”) is dated as of August 2, 2010 (“Effective Date”) by and between Sprint Spectrum L.P., a Delaware limited partnership (“Sprint”) and Cricket Communications, Inc., a Delaware corporation (“Purchaser”) (each of Sprint and Purchaser are sometimes referred to herein as a “Party” and collectively as the “Parties”).
BACKGROUND
A. Sprint and its Sprint Service Provider Affiliates own and operate the Sprint Network and provide PCS Services in the United States.
B. Purchaser is a customer focused facilities-based wireless provider.
C. Purchaser desires to engage in a business relationship with Sprint as provided herein that will help Purchaser further develop its nationwide coverage and distribution capability and Sprint has agreed to enter into such an engagement.
This background is intended to be a general introduction to this Agreement and shall not be used to expand the scope of either Party’s obligations under this Agreement or to alter the terms and conditions of this Agreement.
NOW, THEREFORE, and in consideration of the mutual promises set forth in this Agreement, Sprint and Purchaser agree that the following are the terms and conditions under with Purchaser will procure and Sprint will provide the PCS Services:
OPERATIVE TERMS
1.	Definitions
“Affiliate” means a Person that, directly or indirectly, (i) Controls a Party; (ii) is Controlled by a Party; or (iii) is under common Control with a Party.
“Change of Control Event” has the meaning given in Section 14.1.3.
“Clearwire Networks” means those wireless service networks owned and operated by Clearwire Communications LLC and its Affiliates, but not including the Sprint Network.
“Competitive Acquisition” has the meaning given in Section 14.1.3.
“Confidential Information” means (i) the terms and conditions of this Agreement, and the discussions, negotiations and proposals related to this Agreement to the extent a reasonably prudent business person would understand the content of such discussions, negotiations and proposals to be confidential or proprietary; (ii) any information that is marked as being confidential or proprietary; and (iii) any information exchanged in connection with this Agreement concerning the other Party’s business, whether received directly or indirectly from such other Party, that a reasonably prudent business person would understand to be confidential or proprietary, including, tangible, intangible, visual, electronic, written, or oral information, such as: (a) trade secrets, (b) financial information and pricing, (c) technical information, such as research, development, procedures, algorithms, data, designs, and know-how, (d) business information, such as information regarding operations, planning, marketing interests, and products, (e) all information collected or developed by Purchaser, a Purchaser Affiliate, or a Related Entity of Purchaser regarding End Users including, location-based information, all phone or other identification numbers issued to End Users, all electronic serial numbers, all End Users’ personalization information and all automatic number identification information and all information described in the Federal Communications Commission’s definition of “Customer Proprietary Network Information” as set forth in 47 U.S.C. Section 222(h)(1) (as amended and interpreted from time to time) (“End User Account Information”); and (f) Sprint’s base station almanac.
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“Contract Year” means the calendar years of 2011, 2012, 2013, 2014 and 2015; provided however, that for purposes of Sections 2.8.1 and 14.1, the first Contract Year shall begin on the Effective Date and end on December 31, 2011.
“Control” and its derivatives (such as Controlling and Controlled) means, with regard to any Person, the right or power to dictate the management of and otherwise control such Person by any of: (i) holding directly or indirectly fifty percent (50%) or more of the issued shares of capital or stock (or other ownership interest if not a corporation) of such Person ordinarily having voting rights; (ii) controlling the majority of the voting rights in such Person; or (iii) having the right to appoint or remove directors holding a majority of the voting rights at meetings of the board of directors of such Person.
“Customer” means any Person purchasing from Sprint any services offered for sale by Sprint or its Affiliates, including a Retail Subscriber, or its resellers other than Purchaser, its Affiliates, or Related Entities or any End Users purchasing such services through Purchaser, its Affiliates, or Related Entities.
“Customized Services” are implementation, customization, interface development or other specialized services that are not specifically included under this Agreement that Purchaser requests from Sprint, as agreed to and documented under the Work Order process set forth in the Private Label Operations Manual and Section 5.8.
“Device” means a Handset or a Wireless Data Device.
“Device Proprietary Information” has the meaning assigned to the term in Section 7.1.3.
“Effective Date” has the meaning given in the Preamble.
“End User” means any Person purchasing Private Label Service from Purchaser, one of its Affiliates, or one of its Related Entity under the terms of this Agreement, including any Person purchasing Private Label Service from Purchaser, one of its Affiliates or one of its Related Entities through an IR under Section 2.4.
“ESN” means the electronic equipment number assigned to a Device by the manufacturer. Newly manufactured wireless devices are now assigned an MEID in place of an ESN. For purposes of this Agreement, the use of “ESN” shall also include “MEID”.
“Facilities” means the telecommunications switching equipment, cell site transceiver equipment, connecting circuits, software and other equipment installed, maintained, expanded, modified or replaced by Sprint to render PCS Services within a Market.
“Facilities-Based Wireless Services Provider” means a wireless carrier that on a consolidated basis with its Affiliates has revenue from providing wireless or wireline telecommunications services in the United States in excess of $500,000,000 in its most recent fiscal year ended prior to the date of the CoC Event Notice.
“FCC” means the Federal Communication Commission and any successor agency.
“Governmental Authority” means any nation or government, or any state or other political subdivision thereof, or any entity exercising executive, legislative judicial, regulatory or administrative functions of or pertaining to government, including the FCC.
“Handset” means a wireless phone, PDA, “smart phone” or other similar device that is designed primarily for wireless voice services, and that is capable of making voice calls and that may be capable of transmitting data.
“including” and its derivatives (such as “include” and “includes”) whether or not capitalized in the Agreement, means including, but not limited to.
“Initial Term” has the meaning given in Section 3.1.
“In Service Date” means the date that Purchaser first has End Users activated in any Market under this Agreement.
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“Internet Protocol Detail Record” or “IPDR” means an unrated 3G packet data transport usage billing record, or other similar record that may be agreed by the Parties, to be used in connection with new technology that is made available to Purchaser under Section 5.2.
“IRs” means Persons authorized to sell Purchaser’s products and services under the Brand(s) on behalf of Purchaser, its Affiliates, or Related Entities from time to time. IRs do not purchase Private Label Service from Purchaser, its Affiliates, or Related Entities and do not establish, market or sell their own price plans in connection the Private Label Service provided under this Agreement; rather, IRs market and sell price plans established by Purchaser, its Affiliates, or Related Entities and receive a commission from Purchaser, its Affiliates, or Related Entities for the sale of such services and price plans. For purposes of clarity, a Person who acts as an intermediary (e.g., a distributor) between any of Purchaser, its Affiliates, or its Related Entities, on the one hand, and a retailer, on the other hand, shall be deemed to be an IR and not a reseller.
“License” means the license issued by the FCC to Sprint or a Sprint Service Provider Affiliate that is required for Sprint to perform its obligations hereunder.
“MDN” means a mobile directory number assigned to a Device by Sprint under Section 5.5, which is not owned by Sprint and may be moved from one carrier to another carrier.
“MEID” means a 40 character mobile equipment identifier assigned to a Device by the manufacturer in place of an ESN.
“MSID” means a mobile station identifier assigned to a Device by Sprint that is owned by Sprint and may not be moved to another carrier, but which allows for porting of an End User’s MDN to another carrier.
“MTSMS” means a mobile terminated SMS message.
“MetroPCS” means MetroPCS Communications, Inc., a Delaware corporation with its principal executive offices located at 2250 Lakeside Boulevard, Richardson, TX, together with its subsidiaries, Affiliates, successors and assigns. For purposes of clarity, if there is a Change of Control Event between MetroPCS and Purchaser or any of their respective Affiliates, the successor Person(s) shall be deemed to be “Purchaser” but not “MetroPCS”.
“Net End Users” means, with respect to a calendar month during the Term after the In Service Date, the number of End Users that have activated Private Label Service in the Markets as of the last day of such month minus the total number of End Users that have deactivated Private Label Service in the Markets as of such date. For purposes of this definition, (i) an End User assigned to the Suspend Plan shall not be considered “deactivated” and (ii) each MDN activated by an End User shall count as a separate End User.
“PCS” means all radio communications that encompass mobile and ancillary fixed communication as set forth in 47 C.F.R. Part 24.5, which as of the Effective Date utilizes the frequency bands used in the Sprint Network.
“PCS Service” means the 3G PCS services provided under this Agreement by Sprint including Sprint voice service, Sprint Data Transport Service, and Short Messaging Service as more particularly described in Schedule 1.0. For the purposes of clarification, PCS Services do not include Roaming. “PCS Service” also includes wireless services as modified, enhanced or replaced in accordance with (and subject to the conditions of) Section 5.2.
“PDA” means a handheld device that combines computing, wireless phone, Internet and networking features and that serves as a personal organizer.
“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, trust, joint stock company, unincorporated organization or other entity.
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“[***] Service Offering” means any wireless mobile voice or data service that: [***].
“Primary Markets” means the Markets listed in Schedule 2.0 that are indicated with an asterisk.
“Private Label Operations Manual” means Sprint’s standard operations manual applicable to all of Sprint’s wireless resellers concerning the sale of PCS Services to private label customers. As of the Effective Date, the Private Label Operations Manual is version 3.8, as it may be revised by Sprint in accordance with Section 5.7 subject to Section 8.1.
“Private Label Service” means the wireless service provided by Purchaser to End Users under the Brands utilizing the PCS Services provided to Purchaser by Sprint under this Agreement.
“Related Entities” means LCW Wireless Operations, LLC, Denali Spectrum Operations, LLC, and any Persons with regard to which Purchaser owns a majority, non-controlling ownership interest and who are formed to secure (via FCC auction or in the aftermarket) wireless spectrum for the purpose of thereafter providing, among other things, [***] Service Offerings under the Brands in the geographic areas in which spectrum is so secured.
“Roaming” means any wireless telecommunication service that does not use the Sprint Network. As used in this Agreement, Roaming includes only those services on a non-Sprint network that are made available under this Agreement to End Users with MSIDs homed to the Sprint Network. As used in this Agreement, Roaming does not include services on the Sprint Network that are made available to wireless subscribers of Purchaser, one of its Affiliates, or a Related Entity homed to non-Sprint wireless network under the Roaming Agreement.
[***] has the meaning set forth in Section 2.8.10.
“SMS” or “Short Messaging Service” means an alphanumeric message of at least 160 characters that uses Sprint’s short message gateway and service center, as further described in this Agreement (including Schedule 1.0), and the Private Label Operations Manual.
“Secondary Markets” means the Markets listed in Schedule 2.0 that are not indicated with an asterisk.
“Sprint Data Transport Service” means the transmission of data packets using Sprint’s CDMA 1xRTT and EVDO (Rev 0 and Rev A) packet data switching network (PDSN). “Sprint Data Transport Service” also includes such services as they may be modified, enhanced or replaced in accordance with (and subject to the conditions of) Section 5.2.
“Sprint Device” is a Sprint or Sprint Affiliate offered Device that was designed for use of the Sprint or Sprint Affiliate retail service.
“Sprint Market” or “Market” means (i) the Primary Markets and Secondary Markets listed on Schedule 2.0, (ii) any other area or areas listed as such in the Private Label Operations Manual, and (iii) any other area or areas in which Sprint commences provision of PCS Services to Customers after the Effective Date, in each case as such markets or areas may be amended by Sprint at any time, subject to the terms and provisions of this Agreement.
“Sprint Network” means the CDMA network owned and operated by Sprint and the Sprint Service Provider Affiliates, as such network may be enhanced or replaced under Section 5.2.
“Sprint Service Provider Affiliate” means an entity that provides mobile wireless telecommunications products and services under the “Sprint” or “Sprint Spectrum” service marks or any other service marks owned by Sprint or its Affiliates or subsequently used by Sprint pursuant to an arrangement with Sprint under which the Sprint Service Provider Affiliate constructs wireless network coverage and performs operational functions in defined geographic areas. Such geographic areas will be labeled “Sprint Service Provider Affiliate Markets” in the Private Label Operations Manual.

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“[***] Network” means a wireless, mobile voice and data network owned and controlled by Sprint or any of its Affiliates, but does not include the iDEN network or any network providing services over 2.5 GHz spectrum (including the Clearwire network) or any unlicensed spectrum. For purposes of clarification, a [***] Network does not include any third party network over which Sprint or any of its Affiliates has access solely by virtue of contractual relationship with a third party other than a Sprint Affiliate, through roaming relationships or otherwise, unless otherwise agreed in writing by such third party.
“Taxes” means all taxes, including federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees, imposed on or with respect to PCS Services by a Governmental Authority.
“Term” means the Initial Term under Section 3 and any renewal periods thereunder.
“Tracfone” means TracFone Wireless, Inc., a subsidiary of América Móvil, together with its subsidiaries, Affiliates, successors and assigns.
“Wireless Data Device” means a wireless data communications network device that provides wireless connectivity to the Sprint Network for wireless transmission of 3G data packets or data packets of a [***] to the extent Purchaser has [***] under Section 5.2.2. A Wireless Data Device includes (i) a device that installs on or is embedded in a personal computer and (ii) a standalone device with multiple connectivity capability.
“Work Order” means a work order in the form and containing the applicable requirements set forth in the Private Label Operations Manual under which Purchaser requests Customized Services.
In addition, the defined terms set forth in the table below have the meaning given in the referenced section of this Agreement:

Term	Section
A2P	5.1.3
A2P	Schedule 1.0, § 2.13
ACH	6.2
Agreed Project Plan	Schedule 5.0, § 1.2
AMS	Schedule 1.0, § 2.12
Annual Revenue Amount	2.8.1(b)
[***]	[***]
API	Schedule 1.0, § 2.11
Auditors	17.16(b)
Base MRC Bundles	Schedule 1.0, § 2.1.1(a)
Benchmark Date	Schedule 1.0, § 2.1.5(a)
Benchmark Retail Price	Schedule 1.0, § 2.1.5(h)
Benchmark [***] Plan	Schedule 1.0, § 2.1.5(h)
Billing Records Interface	Schedule 1.0, § 2.12
Brands	2.3
[***]	[***]

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Term	Section
Business Request Document or BRD	5.8
[***]	[***]
CDRs	Schedule 1.0, § 2.12.1
Change of Control Event	14.1.3(a)
[***]	[***]
Claim	12.3(i)
Cloning Fraud	8.3
CoC Event Notice	14.1.1(a)
CoC Termination Notice	14.1.1(a)
Comparable Reseller	2.8.2(a)(A)
Competitive Acquisition	14.1.3(b)
Competitive MVNO Agreement	2.8.2(a)(A)
Confidential Information	15.4
Core Network Services	5.2.1(a)
[***]	[***]
Customized Integration Services	Schedule 5.0, § 4
Customized Integration Work	5.8
Damages	12.1
Deadband Percentage	Schedule 1.0, § 2.1.3
Deferral cap	2.8.1(j)
Demarcation Point	Schedule 4.0, § 5.A.2
Device Proprietary Information	7.1.3
Due Date	6.2
force majeure	17.13
Handset Offering Monthly Recurring Charge	Schedule 1.0, § 2.1.5(d)
include	17.2
Indemnified Party	12.3(i)
Indemnifying Party	12.3(i)
Independent Auditors	17.16(f)
Initial Implementation Fee	Schedule 1.0, § 2.9
Initial Term	3.1
Integration	Schedule 5.0 (Preamble)
Integration SOW	Schedule 5.0 (Preamble)

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Term	Section
Interest Rate	6.3
IPDRs	Schedule 1.0, § 2.12.2
KB	Schedule 1.0, § 2.1.1(a)
Licensees	7.1.3
MAE	Schedule 1.0, § 2.12
Material Breach	13.1
MB	Schedule 1.0, § 2.1.1(a)
MDN Pooling	5.5
Metro Event Notice	14.1.2(a)
Minimum Annual Revenue Commitment	2.8.1(a)
Modification	8.1(a)
Modified Element	Schedule 5.0, § 3.2
Monthly Average Handset End Users	Schedule 1.0, § 2.1.1(a)
MOU	Schedule 1.0, § 2.1.1(a)
MRC Satisfaction Date	Schedule 4.0, § 2.C
National Prepaid Service Provider	Schedule 1.0, § 2.1.5(h)
[***]	[***]
[***]	[***]
Network Elements	Schedule 5.0 (Preamble)
[***]	[***]
[***]	[***]
New Core Network Services	5.2.1(a)
Parent	14.1.3(a)(v)
PDR	5.1.3
POIs	Schedule 5.0, § 4.1
Pre-Launch Support Period	Schedule 5.0, § 2.1
Pricing Bundle MRC	Schedule 1.0, § 2.1.1(a)
Pricing Bundles	Schedule 1.0, § 2.1.1(a)
PRL	Schedule 5.0, § 4.3.3
Proposed Project Plan	Schedule 5.0, § 1.2
Purchaser Indemnitee	12.2
Purchaser Marks	10.2
Reporting Package	Schedule 4.0, § 1.C

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Term	Section
Retail Subscribers	5.2.2
[***]	[***]
Security Standards	15.6
[***]	[***]
[***]	[***]
[***]	[***]
SMPP	Schedule 1.0, § 2.13
SMPP Protocol Requirements and NCRF Template	Schedule 1.0, § 2.13
SMS	Schedule 1.0, § 2.1.1(a)
Sprint Indemnitee	12.1
Sprint Marks	10.1
Sprint PM	8.6
TDRs	Schedule 1.0, § 2.12.2
Technical Manager	Schedule 5.0, § 2.1
Termination Event	Schedule 4.0, § 2.A
Throughput	5.11
Total Minimum Revenue Commitment	2.8.1(a)
USF	6.5.2
Voting Securities	14.1.3(a)(v)
2.	Purchaser Relationship
2.1.	General
Sprint will provide and sell PCS Services and Roaming to Purchaser in accordance with this Agreement, and Purchaser will pay Sprint for the PCS Services and Roaming Purchaser purchases from Sprint at the charges set forth in Schedule 1.0 in accordance with Section 6 of this Agreement. Sprint authorizes Purchaser to market and sell the PCS Services as Private Label Service in each Market to End Users, as more fully described in this Agreement.
2.2.	Limited Purpose
The Parties acknowledge and agree that Purchaser, its Affiliates and its Related Entities may offer Private Label Service only as a [***] Service Offering.
2.3.	Brand Restrictions
Purchaser may market and sell the PCS Services as Private Label Service only under service marks, trademarks, and trade names that are owned by Purchaser, one of its Affiliates, any Person that survives a Change of Control Event concerning Purchaser or one of its Affiliates, or any of its Related Entities (“Brands”). Nothing in this Agreement shall prohibit Purchaser from, and Sprint agrees that Purchaser

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may engage in, co-branding, offering, marketing or selling the Private Label Service under service marks, trademarks, or trade names that are owned or controlled by IRs, provided that the Brands have the same or greater prominence than the marks, trademarks, or trade names of any such IR with whom Purchaser agrees to co-brand and offer, market, or sell the Private Label Service.
2.4.	Sales through Independent Representatives and Agents
Purchaser, its Affiliates, and Related Entities may market and sell Private Label Service through IRs. Purchaser is solely responsible for all aspects of the calculation and payment of any commissions or other payments of any kind to its IRs. Each IR must clearly and conspicuously disclose that it is an agent of Purchaser on all IR marketing materials and website pages used to promote the Private Label Service, and must never state that the IR is an agent of Sprint.
Purchaser, its Affiliates, and Related Entities shall maintain ownership of, and be the contracting party with, all End Users including those acquired by its IRs, by directly providing all billing, collection, customer service, and all support necessary to provide Private Label Service (provided, however, that nothing herein shall restrict or prevent Purchaser from outsourcing or subcontracting any such functions or services to any other Person). Purchaser remains responsible for any such Person with whom Purchaser enters an outsourcing or subcontracting relationship.
2.5.	Control of Sprint Network
Without limiting the obligation of Sprint to provide the PCS Services in accordance with this Agreement (including Schedule 4.0), no provision of this Agreement will be construed as vesting in Purchaser any control whatsoever in any facilities or operations of Sprint, including the Facilities, or the operations of any Sprint Service Provider Affiliate or contractual third party of Sprint. No provision of this Agreement will be construed as vesting in Sprint any control whatsoever in any facilities or operations of Purchaser, its Affiliates, its Related Entities, its IRs, or its resellers, or any of their respective contractual third parties.
2.6.	No Sale to Other Resellers
Purchaser will not directly or knowingly through any third party (and will not permit its Affiliates or Related Entities to) enter into any agreement with any Person or other arrangement with any Person granting such Person any rights to purchase Private Label Service for resale to other Persons. For purposes of clarity, an IR shall not be considered a “reseller” if it only acts as sales agent of Purchaser (i.e. selling Purchaser’s [***] Service Offering under the Brands), an Affiliate or a Related Entity selling the Private Label Services under a Brand.
2.7.	Compliance of Affiliates, Related Entities and IRs
Where this Agreement refers to Purchaser, it shall be read to include Purchaser’s Affiliates and Related Entities with respect to the exercise of Purchaser rights under this Agreement but not with respect to liabilities or responsibilities. Purchaser will be solely responsible for how (if at all) it communicates with its Affiliates, Related Entities and IRs regarding their acts and omissions in connection with this Agreement and the extent to which (if at all) Purchaser contractually requires its Affiliates, Related Entities and IRs to be contractually bound to Purchaser in connection with this Agreement. Further, Purchaser shall be liable to Sprint for the acts and omissions of Purchaser Affiliates, the Related Entities and the IRs as if such acts and omissions were committed by Purchaser as it relates to their compliance with the applicable terms of this Agreement. Without limiting the generality of the foregoing, nothing in this Section 2.7 will be interpreted to expand or limit the substantive scope of such liability as it exists under the terms of this Agreement with respect to Purchaser.
2.8.	Minimum Commitments
2.8.1.	Minimum Commitments
     (a) For each Contract Year during the Term, Purchaser shall pay Sprint the minimum revenue commitments set forth in Table 1 below (as such minimum revenue commitments may be adjusted or waived as specifically set forth in this Agreement, including Schedules 1.0 and 4.0). As used herein, each amount set forth in Table 1, other than the Total Minimum Revenue Commitment, is referred

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to individually as a “Minimum Annual Revenue Commitment” and the total of all such Minimum Annual Revenue Commitments is the “Total Minimum Revenue Commitment.”

Table 1
		Maximum[***]
		Revenue Allocable
	Minimum Annual	Against Minimum
	Revenue	Annual Revenue
Commitment Period	Commitments	Commitment
Effective Date through December 31, 2011 (Contract Year 1)	$25,000,000 (subject to Sections 2.8.1(j) and (k))	$	[***]

January 1 through December 31, 2012 (Contract Year 2)	$75,000,000 (subject to Section 2.8.1(j) and (k))	$	[***]

January 1 through December 31, 2013 (Contract Year 3)	$75,000,000	$	[***]

January 1 through December 31, 2014 (Contract Year 4)	$75,000,000	$	[***]

January 1 through December 31, 2015 (Contract Year 5)	$50,000,000	$	[***]

Total Minimum Revenue Commitment	$300,000,000		$100,000,000
     (b) Except as otherwise provided in Section 2.8.1(g), the following amounts paid under this Agreement during a Contract Year shall be used to determine whether Purchaser has met its Minimum Annual Revenue Commitment for such Contract Year: (i) all amounts paid during such Contract Year under Schedule 1.0 of this Agreement (including Wireless Data Device usage by End Users); and (ii) those amounts paid for [***] under that certain [***]; provided, however, that Purchaser may not count amounts under clause (ii) with respect to: (x) a Contract Year to the extent such amounts exceed the applicable maximum amount for such Contract Year set forth in Table 1; or (y) such amounts exceed the aggregate maximum set forth in Table 1. The amounts described in (i) and (ii) shall constitute the “Annual Revenue Amount.”
     (c) If, at the end of any Contract Year, the applicable Annual Revenue Amount during such Contract Year is less than the applicable Minimum Annual Revenue Commitment for such Contract Year, Purchaser shall pay Sprint an amount equal to such shortfall amount. Sprint shall include such shortfall amount in the invoice for the next complete billing cycle. If, at the end of any Contract Year(s), the applicable Annual Revenue Amount exceeds the applicable Minimum Annual Revenue Commitment, the

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amount of any such excess will be included in the Annual Revenue Amount for succeeding Contract Year(s) to the extent there is a shortfall in any such Contract Year(s).
     (d) Subject to any upward adjustment pursuant to Section 14.1.2, once the aggregate Annual Revenue Amounts exceed the Total Minimum Revenue Commitment of $300,000,000, Purchaser shall have no further Minimum Annual Revenue Commitments under this Section 2.8 and all future Minimum Annual Revenue Commitment will be deemed waived. Sprint expressly acknowledges and agrees that the Total Minimum Revenue Commitment shall not exceed $350,000,000.
     (e) Subject to Section 16, the provisions of this Section 2.8 shall survive any change of control, business combination, transfer of assets or any other form of transaction such that it will be binding and enforceable on any successor to, or assignee of, Purchaser unless the Agreement is terminated by a Party.
     (f) If Purchaser terminates the Agreement in its entirety under Section 13.1, Purchaser shall have no further Minimum Annual Revenue Commitments under this Section 2.8 and all future Minimum Annual Revenue Commitment will be deemed relieved. The Minimum Annual Revenue Commitment for a Contract Year with fewer than 365 days shall be prorated.
     (g) If there is a Change of Control Event involving Purchaser, at Purchaser’s election, Purchaser may [***].
     (h) If Leap fails to make a payment of money that is not subject to dispute under Section 6.4 and such failure continues for more than 30 days after notice from Sprint, at Sprint’s election, any existing or future Minimum Annual Revenue Commitments that have not been fully exhausted under this Section 2.8.1 (but as they may have been adjusted in accordance with this Agreement) will be due and payable as of the effective date of such termination.
     (i) If Sprint terminates the Agreement in its entirety under Section 13.1(iii), Purchaser will pay to Sprint (due as of the effective date of such termination) an amount equal to [***].
     (j) Subject to Section 2.8.1(k), to the extent a delay past July 31, 2011 is caused by [***].
     (k) If the In Service Date is delayed beyond December 31, 2011, and the delay beyond December 31, 2011 is caused by [***].
2.8.2.	[***] and Non-Exclusivity
     (a) [***]

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     (b) Non-Exclusivity. At its discretion, Purchaser may enter into an agreement with any other Person for the purchase and sale of services similar to the PCS Services at any time. Sprint acknowledges and agrees that the only commitment being made by Purchaser with respect to the volume of Private Label Services that it is selling is its obligation to pay the Minimum Annual Revenue Commitment (as it may be adjusted in accordance with this Agreement). At its discretion, Sprint may enter into an agreement with any other Person for the sale of services similar to the PCS Services.
3.	Term and Phase Out Periods
3.1.	General
Subject to the breach and early termination provisions set forth in Section 13, the initial term of this Agreement commences on the Effective Date and ends on December 31, 2015 (the “Initial Term”). The term of this Agreement will renew for successive one year terms unless a Party gives the other Party at least 180 days advance notice of its intent not to renew the Agreement; provided, however, that the Term of this Agreement shall not exceed 10 years.
3.2.	Phase-Out Period
Upon the effective date of expiration of the Term or earlier termination of this Agreement, the applicable phase-out period set forth in Section 13.4 applies.
4.	Representations and Warranties
Each Party makes the following representations and warranties as of the Effective Date:
4.1.	Due Incorporation or Formation; Authorization of Agreements
The Party is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Party has the full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
4.2.	No Conflict
Neither the execution, delivery and performance of this Agreement, nor the consummation by the Party of the transactions contemplated in this Agreement, will conflict with, violate or result in a breach of: (a) any applicable law, regulation, order, or determination of any Governmental Authority, (b) any of the terms, conditions or provisions of the certificate of organization, bylaws or other governing documents of the Party, or (c) any material agreement or instrument to which the Party is or may be bound or to which any of its material properties, assets or businesses is subject. Neither Party has received any currently effective notice of material default under any agreement that is required for it to perform under this Agreement and that would have a material adverse impact on the ability of any Party to perform its obligations set forth in this Agreement.
4.3.	Litigation
There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Party, threatened against or affecting the Party or any of its properties, assets or businesses in, before or by any Governmental Authority which could, if adversely determined, reasonably be expected to have a material adverse effect on the Party’s ability to perform its obligations under this Agreement.
5.	Scope of PCS Service
Sprint shall provide the PCS Service in accordance with this Agreement, including this Section 5 and Schedule 1.0.
5.1.	Limitation on Scope of PCS Service
5.1.1.	General
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     (a) PCS Service is available to compatible Sprint-certified Devices (see Section 7.1.1) only within the operating range of the Sprint Network.
     (b) Sprint shall provide the PCS Service with the same level of quality, performance, reliability and clarity as the services comprising the PCS Service that Sprint provides to its Customers utilizing the services in the same geographic location and the same operating environment. For this purpose, whether Purchaser and the Customers are using the “same operating environment” will be determined by all relevant factors, including the brand and model of Devices being used by the End Users and other Customers, and the services to be provided by Purchaser, Sprint and/or Sprint’s other wireless resellers to their respective subscribers.
     (c) Subject to and without limiting those specific remedies set forth in Schedule 4.0 (which include termination of this Agreement), Sprint is not liable to Purchaser with respect to any PCS Service interruption, curtailment or other limitation, provided that Sprint is in compliance with subsection (b) above. Sprint is not liable to End Users with respect to any PCS Service interruption, curtailment or other limitation.
     (d) In addition to its obligations related to PCS Service, Sprint will provide the services described in this Agreement in a commercially reasonable manner and subject to the terms and provisions of this Agreement. With respect to other services and support Sprint is obligated to provide under this Agreement (but not including Customized Services, which are addressed in Section 5.8, or handset certification), Sprint will not discriminate against Purchaser in establishing priorities or timelines, other than as necessary for Sprint to address urgent or exigent matters that may not be resolved without such discrimination.
5.1.2.	Availability of Facilities and Licenses
Sprint shall obtain, retain and maintain suitable Facilities and licenses, including the License for each Market as required to provide the PCS Service hereunder in accordance with this Agreement.
5.1.3.	Purchaser/A2P Short Messaging Service
All Purchaser SMS must be sent through a dedicated connection to the Pre-Delivery Router (“PDR”) pre-approved in writing by Sprint. Purchaser SMS must be sent using short message peer-to-peer (SMPP) protocol. Sprint’s application to person (“A2P”) SMS will allow Purchaser to send bulk messages to its End Users in accordance with this Agreement and the Private Label Operations Manual. If Purchaser desires to send large batch SMS messages or SMS messages in rapid succession, Purchaser must comply with Sprint’s then current requirements. If Purchaser is in breach of any of the terms of this Section 5.1.3, Sprint may in its sole discretion, and in addition to any other rights and remedies it may have under this Agreement, immediately discontinue the provision of Purchaser and/or A2P SMS until such time as the noncompliance is remedied in Sprint’s reasonable opinion.
5.1.4.	End User SMS
     (a) Sprint’s End User SMS system is run through a dedicated IP address on its PDR. Due to this transmission method, an End User’s MDN or other information may be transmitted over the Internet when using End User SMS. In addition, when an End User uses a Device to browse the Internet, the End User’s MDN or other information may be transmitted over the Internet. Purchaser is responsible for informing its End Users of the risks associated with such End User SMS use and browsing the Internet with a Device.
     (b) If an individual Device is unable to receive an SMS message because such Device is: (i) turned off or (ii) traveling or Roaming in a location that does not have text messaging capabilities, SMS messages will remain in a queue for the time period as established by Sprint and consistently applied with respect to other resellers.
     (c) Sprint will provide the ability to deliver mobile-originated SMS from End Users to email recipients and to deliver mobile-terminated SMS from email. Sprint will convert the email subject and body to an SMS message and deliver the SMS to the applicable End User using a conversion process that is consistent with the practices used for Sprint’s other Customers.
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5.2.	Included Services and Future Technologies
5.2.1.	PCS Service — Transmission Functionality
     (a) Subject to Section 5.2.1(b), the PCS Services included under this Agreement include all voice and data (including SMS) transmission functionality over the Sprint Network as of the Effective Date (as the same may be modified, enhanced or updated by Sprint from time to time in the normal course of operation of the Sprint Network) (the “Core Network Services”). Sprint will provide commercially reasonable notice of the modifications, enhancements, and updates to the Sprint Network and will make such modified, enhanced or updated Core Network Services that replace existing voice and data (including SMS) transmission functionality over the Sprint Network available to Purchaser at no additional cost as they are made available to any of Customers outside of a test or trial environment.
     (b) If Sprint plans to introduce any new wireless telecommunications services that provide voice and data (including SMS) transmission functionality over the Sprint Network (the “New Core Network Services”), Sprint will provide Purchaser with commercially reasonable advance notice prior to Sprint’s planned commercial launch thereof outside of a test or trial environment. Subject to any applicable technical or resource constraints (that the responsible Party will work to expeditiously resolve), Sprint will make such New Core Network Services available to Purchaser in each Market where they have been commercially launched upon the earlier of: (1) 180 days following Sprint’s commercial launch of such New Core Network Services (outside of a test or trial environment) in such Market, provided that Sprint can demonstrate its efforts to launch such New Core Network Services as a differentiated service offering; or (2) when Sprint makes such New Core Network Services generally available to other resellers as part of its wireless resale program. Upon the election of Purchaser, the Parties shall engage in good faith negotiations to agree the price for such New Core Network Services that will apply to provision of New Core Network Services as part of the PCS Services under this Agreement (and reasonable amendments to any terms that would be, from a technical perspective, unreasonable to apply to the New Core Network Services); provided that such price shall not exceed a commercially reasonable price.
     (c) Sprint shall design and implement changes to the Core Network Services and use commercially reasonable efforts to design and implement New Core Network Services and any changes thereto so that Purchaser’s systems and the End User’s Devices will continue to operate after such changes and implementations without material degradation and without requiring a material change to Purchaser’s systems or the Devices unless otherwise agreed by Purchaser; provided, however, Purchaser acknowledges and agrees that Purchaser and its End Users may not have access to transmission functionality of the replacement or modified Core Network Services or New Core Network Service unless Purchaser makes changes to its systems and the End User’s Devices (e.g. a new Device may be required to utilizes an enhanced functionality that becomes available with the change, but the pre-existing services will remain functional). To the extent Purchaser’s fails to maintain its operations in a commercially reasonable manner and such failure materially impacts Sprint’s ability to comply with its obligations arising under this Section 5.2.1, Sprint shall not be responsible for a failure to comply with this Section 5.2.1.
5.2.2.	[***] Networks
Upon the earliest to occur of the date on which (i) Sprint has [***] at least [***]% of its retail subscribers who purchase wireless services directly from Sprint or one of its Affiliates (“Retail Subscribers”) [***] the Sprint Network [***] Network (measured from the total number of Retail Subscribers on the Sprint Network at the time such [***] begins), (ii) the number of new Retail Subscribers [***] Network that [***] such [***] Network as their primary transmission functionality in any calendar quarter is in excess of [***]% of the aggregate number of new Retail Subscribers [***] Network and the Sprint Network in such calendar quarter or, Sprint will provide Purchaser with notice of the occurrence of any such event, and Purchaser shall have the option from and after the occurrence of any such event to elect, by delivering written notice

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thereof to Sprint, to [***] from time to time during the Term [***] Network. During the 90 day period following the exercise of such option, Sprint and Purchaser will use commercially reasonable efforts to negotiate a mutually acceptable arrangement under which Sprint would provide Purchaser with [***] Network. While Sprint and Purchaser will look to the terms of this Agreement in determining what terms should apply to the [***] of such [***] Network, unless and until a binding definitive written agreement is entered into, there will be no binding agreement between such Parties with respect to [***] of the [***] Network except as otherwise set forth in this Section 5.2.2 nor will any discussion or course of conduct impose any obligation or liability on any Party with respect to such arrangement. If, after expiration of such 90-day period, Sprint and Purchaser have not entered into a definitive written agreement and such Parties do not otherwise agree, the terms of this Agreement (including the pricing for the services set forth on Schedule 1.0 hereto, as reasonably adjusted to reflect units of measure set forth in Schedule 1.0 (e.g., MB, SMS) that are not used to measure utilization of [***] to the [***] Network, but not including Schedule 4.0 with respect to [***] or other terms dealing specifically with the functionality of the Sprint Network, it being understood that it is [***] network) will continue to apply with respect to Purchaser’s [***] of services on the [***] Network. Sprint will provide commercially reasonable assistance in [***] Purchaser’s [***] to the [***] Network, it being understood and agreed that all costs associated with such [***] (including any handset or other Device costs) will be the sole responsibility of Purchaser. Subject to this Section 5.2.2, from and after the date of Purchaser’s [***] to any [***] Network, references to the [***], as used in the Agreement, shall include the [***] Network.
5.2.3.	Other Networks and iDEN
Notwithstanding Sections 5.2.1 or 5.2.2 above or any other provision of this Agreement to the contrary, this Agreement does not obligate Sprint or any of its Affiliates to provide Purchaser with access to any services operating on any unlicensed spectrum or through the Clearwire Networks. This Agreement does not obligate Sprint or any of its Affiliates to provide iDEN products or services.
5.3.	Sprint Device Handling Services
Subject to Section 5.12, Purchaser will be responsible for making its own arrangements to purchase compatible, Sprint-certified and approved Devices and accessories from authorized manufacturers or Device fulfillment vendors as specified in the Private Label Operations Manual.
5.4.	Coverage Maps
Sprint will make coverage maps available to Purchaser for its use as more particularly described in the Private Label Operations Manual. The maps will not be materially different from the maps produced by Sprint in connection with Sprint’s branded services. Although Purchaser acknowledges the maps are designed to generally show where PCS Service works, but Sprint does not guaranty the accuracy of the maps. The maps provided will be generated using predictive modeling and mapping techniques commonly used in the wireless service industry to depict approximate outdoor coverage under normal operating conditions on the Sprint Network. If a coverage map contains a Sprint logo or identification, it must be removed from the map prior to publication or distribution by Purchaser. Additionally, the maps published or distributed by Purchaser must not imply that the Sprint Network or the Facilities are owned or operated by Purchaser or its IRs.
Sprint is not liable to Purchaser or End Users for any claim or damage related to or arising out of or in connection with any map information, including the accuracy thereof, provided it meets its obligations under this Section 5.4.
5.5.	MDN Pooling
Purchaser will utilize the “MDN Pooling” process as described in the Private Label Operations Manual to assign MDNs under this Agreement. “MDN Pooling” means that all Sprint MDNs will be held in a single

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repository without systematic sequential numbering restrictions and activated one at a time from the Sprint MDN pool on a next available basis. Sprint may change its policy of MDN administration with 60 days’ prior written notice to Purchaser; provided that Sprint’s policies, changes thereto, and application thereof with respect to any Market shall be consistently applied across its retail and wholesale operations such that Sprint will not allocate MDNs to Sprint, its Affiliates, or any other Person in a manner that is more favorable than the allocation of MDNs to Purchaser, its Affiliates or its Related Entities authorized to provide services under this Agreement.
5.6.	Billing Records
Sprint will regularly (at least monthly) provide billing data or other billing records to Purchaser in accordance with the Private Label Operations Manual. Payment for (i) defective billing records or (ii) stale billing records, which are records that Sprint did not forward to Purchaser within the period described in the Private Label Operations Manual, may be disputed under the procedures set forth in Section 6.4. As set forth below, Purchaser shall not be obligated to pay for any usage for which Sprint failed to submit a billing record within 180 days after the date of the usage.
5.7.	Private Label Operations Manual
5.7.1.	Generally
Purchaser, on its behalf and on behalf of Purchaser Affiliates, acknowledges receipt of a copy of the Private Label Operations Manual. The Private Label Operations Manual includes the policies, practices, procedures, and processes under which (and relevant information and directions pertaining to the manner in which) PCS Services are provided to Purchaser by Sprint. The Private Label Operations Manual is in substantially the same terms as those for all resellers receiving services similar to the PCS Services.
5.7.2.	Conflict
The provisions of this Agreement supersede any inconsistent provisions of the Private Label Operations Manual and any modifications thereto.
5.7.3.	Modifications and Amendments
Subject to Section 5.7.2, the Private Label Operations Manual may be periodically modified or supplemented by Sprint in the same manner and to the same extent as Sprint modifies the operations manuals of all resellers, provided that Sprint provides Purchaser with 60 days’ prior written notice before any material modification or supplement.
5.8.	Customized Services
The Parties will formalize the requirements for any Customized Services through the Work Order process contained in the Private Label Operations Manual. Nothing in this Section 5.8 will be construed as an obligation to purchase Customized Services. Purchaser may, in its sole discretion, from time to time request that Sprint provide a Customized Service. If Purchaser makes such a request, Purchaser will provide Sprint with a “Business Request Document” or “BRD” under the Work Order process for any requested Customized Services and the parties will thereafter work together to negotiate in good faith the terms of a definitive Work Order in accordance with the Work Order process. If the requested Customized Service is within the existing technical capabilities of the applicable Facilities and is otherwise within or related to the scope of this Agreement, then Sprint will work in good faith with Purchaser within the Work Order process; provided, however, Sprint will not arbitrarily discriminate against Purchaser in establishing priorities or timelines and any disparate treatment will be based on Sprint’s reasonable analysis of relevant factors applied consistently across both its retail and wholesale operations. If the requested Customized Service is not within the existing technical capabilities of the applicable Facilities or is not otherwise within or related to the scope of this Agreement, then Sprint may elect to work in good faith with Purchaser within the Work Order process, but will not be compelled to do so. All Customized Services will be provided by Sprint at cost, without markup or margin. In the case of labor, “cost” means
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the rate Sprint uses for internal accounting purposes for similar work that it performs for Sprint and its Affiliates. This rate as of the Effective Date is $[***] per hour.
Sprint shall perform the work required under Schedule 5.0 (the Technical Services and Integration Statement of Work) in accordance with this Agreement. Section 5 of Schedule 5.0 identifies the integration work to be performed by Sprint that shall be treated as a Customized Service (the “Customized Integration Work”). Any amounts payable by Purchaser for the Customized Integration Work in excess of the applicable not-to-exceed amount set forth in Section 4 of Schedule 5.0 shall be solely for Sprint’s account. Except as otherwise set forth in Schedule 5.0 or to the extent Purchaser materially changes the scope of work to be performed under Schedule 5.0, there shall be no additional charge to Purchaser for any work that is required under Schedule 5.0.
5.9.	Viruses
Sprint will use commercially reasonable efforts to ensure that no Viruses or similar items are coded or introduced into the Facilities that would have an adverse material impact on the PCS Services, and that it shall use commercially reasonable efforts not to introduce or code any such Viruses or similar items into any of Purchaser’s systems. Purchaser agrees that it shall use commercially reasonable efforts not to introduce or code any such Viruses or similar items into any of Sprint’s systems. In the event a Virus or similar item is found, Sprint or Purchaser (as applicable) shall reduce the effects of the Virus or similar item and, if the Virus or similar item causes a loss of operational efficiency or loss of data, Sprint or Purchaser (as applicable) shall mitigate and restore such losses as mutually agreed by Purchaser and Sprint.
5.10.	Location Based Services
As of the Effective Date, Purchaser has elected not to purchase or receive location based services from Sprint, except (i) as set forth in Section 4.7 of Schedule 5.0, and (ii) with respect to Sprint’s provision of 911 and E911 services to Purchaser. At any point during the Term Purchaser may elect to purchase location based services from Sprint and Sprint agrees that it will provide such services under commercially reasonable terms and prices that are mutually agreed to by the Parties at the time of such election
5.11.	Throughput
During the Term, Sprint shall provide its standard reports on the physical burst rate for subscribers (“Throughput”), and deliver such measurements to Purchaser on at least a monthly basis as part of the Reporting Package, as set forth in Schedule 4.0.
5.12.	[***]
For the primary purpose of selling to End Users in Markets, to the extent each party is permitted to under their agreements with [***], the parties will work in good faith to [***] Devices or accessories by investigating the option of [***].
5.13.	Support
From and after the In Service Date, Sprint will provide support on a 24x7 basis to Purchaser with respect to incidents affecting and questions regarding the Sprint Network and mission-critical processes, in a manner consistent with the support provisions and processes set forth in the Private Label Operations Manual. During the provision of such support, the Parties shall (a) cooperate as necessary to construct a complete file of all non-privileged information relating to the unresolved issue, and (b) work in good faith to resolve the issue, and meet as required in consideration of the nature of the unresolved issue, either in person, by video conference, phone, or email, as appropriate.

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6.	Billing and Terms of Payment
6.1.	General
Subject to Section 6.4 below with respect to disputes, Purchaser will pay Sprint for all charges associated with the use of the PCS Services by Purchaser as described in Schedule 1.0 and will pay all charges and costs under a Work Order. There are no charges under this Agreement other than those expressly set forth in Schedule 1.0, any charges approved in advance and in writing by Purchaser for Customized Services, and any other charges described in the terms and provisions of this Agreement. Disputed charges are governed by the procedures set forth in Section 6.4. All charges under this Agreement are stated in US dollars.
6.2.	Invoices
Sprint will provide to Purchaser regular monthly invoices of the charges incurred by Purchaser. Each invoice shall include records and data to document all billings, including complete records of call detail/traffic detail that supports its billing, which may be provided in electronic format separate of any paper invoice. Sprint shall maintain all such records in accordance with generally applicable accounting practices.
Purchaser expressly acknowledges that some charges incurred in a billing cycle may not appear on the invoice or the billing data (or other billing record) for that billing cycle and that those charges may appear on subsequent invoices or billing media; provided, however, that Purchaser shall not owe any charges that are not sent to Purchaser in an invoice within [***] days after such billing cycle and any usage that is not included in the billing data (or other billing media) within [***] days after the end of the applicable billing cycle shall not be counted as usage for purposes of determining any overage charges that would otherwise apply.
Subject to Section 6.4 below with respect to disputes, Purchaser will pay the invoice in accordance with this Section 6.2. Payment for each invoice is due by wire transfer or automated clearing house (“ACH”) transfer within [***] days of the date of Purchaser’s receipt of the invoice and billing records meeting the requirements of this Section 6.2 (“Due Date”). An invoice will be deemed paid when Sprint receives the wire transfer at the location designated by Sprint. Sprint may, from time to time and with commercially reasonable prior written notice to Purchaser, modify the date on which Purchaser’s monthly billing cycles commence as part of its overall billing cycle management process, provided that Sprint shall provide Leap with at least 60 days’ notice of any such change and provide Purchaser such support as is required in connection with any operational impacts on Purchaser associated with any such change.
6.3.	Late Payments
For amounts not disputed in good faith and not paid by the Due Date, Sprint may charge Purchaser a late payment charge of [***]% per month (or the maximum amount allowable under applicable law, whichever is less) (the “Interest Rate”) on the undisputed amount for the period commencing on the Due Date and ending on the date payment is made.
6.4.	Disputed Charges
6.4.1.	General
Purchaser may not dispute amounts aggregating less than $1,000 on any invoice(s) during a single billing cycle. Purchaser may withhold payment of the disputed portion of any invoice until the dispute is resolved under this Section 6.4. Purchaser must timely pay the undisputed amount of any invoice as provided in Section 6.2. Upon resolution of any dispute, payment of any disputed and withheld amount that is determined to be due and owing is due and payable within [***] days following resolution of the dispute. Nothing in this Section 6.4 prohibits Purchaser from informing Sprint of any suspected billing errors on any invoice.

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6.4.2.	Standard Dispute Periods
Purchaser will provide to Sprint written notice of any disputed charges for an invoice on or before the Due Date along with a detailed explanation of the nature of the dispute in accordance with the Private Label Operations Manual, and may withhold amounts for such disputed charges only if Purchaser complies with the terms of this sentence. If Purchaser determines after paying an invoice that there is a dispute with respect to all or part of the amount paid, then Purchaser may provide to Sprint written notice of the disputed charges together with a detailed explanation of the nature of the dispute within 180 days after the original Due Date of the invoice for the disputed amount. Sprint will provide Purchaser with its determination regarding disputed charges within 30 days after receipt of Purchaser’s dispute notice and explanation, and will credit Purchaser’s account, if appropriate, within the 30 day period. Subject to the other requirements in this Section 6.4.2, Purchaser may withhold any amounts for disputes related to prior invoices from amounts currently due to Sprint for the most recent invoice.
6.5.	Taxes and Other Levies by Governmental Authorities
6.5.1.	Taxes
Purchaser will provide to Sprint valid and complete state resale exemption certificates for PCS Services purchased from Sprint and resold to End Users for each state in which Purchaser resells PCS Services to End Users. Purchaser is solely responsible for the computation, billing, and collection of all applicable Taxes to End Users on PCS Services purchased from Sprint and resold as Private Label Service to End Users. Purchaser is solely responsible for the timely and accurate remittance of those Taxes to the appropriate tax jurisdictions. If Sprint is required to remit Taxes directly to a tax jurisdiction, Sprint will invoice Purchaser for those Taxes and Purchaser will pay them to Sprint under Section 6.2.
6.5.2.	Other Levies by Governmental Authorities
Purchaser is solely responsible for the timely and accurate remittance of other levies by Governmental Authorities or under such Governmental Authorities’ orders (i) on PCS Services, (ii) mandated to be paid in proportion to receipts from Private Label Service, or (iii) mandated to be paid in connection with the provision of Private Label Service, including Universal Service Fund (“USF”) fees. Furthermore, no later than three (3) months following the In Service Date and no later than March 1 of each subsequent calendar year, Purchaser must provide to Sprint a signed statement that they are contributing into the USF based on the PCS Services provided to Purchaser by Sprint. If Purchaser claims an exemption, Purchaser will provide to Sprint a valid and complete exemption certificate. If Sprint is required to remit those levies directly to such Governmental Authority, Sprint will invoice Purchaser for them and Purchaser will pay them to Sprint under Section 6.2.
7.	Purchaser Rights and Obligations
7.1.	Devices
7.1.1.	Compatibility
Purchaser will use, and will require its End Users to use, only Devices that:
(i)	are compatible with the PCS Service, the Sprint Network, and the Facilities;

(ii)	comply with Sprint’s requirements for compatibility of Devices with the PCS Services which have been disclosed to Purchaser, and the Facilities, including the successful completion of Sprint’s Device certification process and the use of the Device Proprietary Information licensed by Sprint under Section 7.1.3, and

(iii)	comply with all applicable FCC or other legal requirements for compatibility of Devices with the PCS Services, and the Facilities.
Sprint shall apply its certification process for Devices under this Agreement on a non-discriminatory basis no less favorable to Purchaser than the certification process Sprint applies to its own Devices of a similar nature and any Devices used by its other resellers. In all cases, Sprint will limit the scope of its certification criteria to Radio Compliance (as such term is defined in the Private Label Operating Manual)
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and interoperability testing over the Sprint Network. If any Device used by an End User does not comply with the standards set forth in this Section 7.1.1, Purchaser will ensure that the Device is not used and, if necessary, terminate the use, or terminate the Private Label Service to the offending End User. Purchaser acknowledges and understands that successful completion of Sprint’s certification process does not indicate that a Device will operate properly on Sprint’s Network, or even operate at all, but that such Device will not cause unacceptable levels of interference on Sprint’s Network. Upon the request of Purchaser, Sprint and Purchaser shall reasonably agree on a mutually acceptable roadmap for the certification of each Device requested to be certified by Purchaser, which shall set forth the agreed upon start and end date for the completion of such certification. Sprint hereby agrees that it will use commercially reasonable efforts to complete the certification of each Device no later than 60 days following such agreed upon end date, absent any material delay to the extent such material delay is caused by a third party, including an OEM. An example of such a delay includes a third party not providing device software and hardware consistent with the Lab Entrance Criteria outlined in the Private Label Operations Manual by the agreed upon start date.
7.1.2.	No Activation of Sprint Devices
Purchaser will not direct its IRs to target activation of Sprint Devices or otherwise offer promotions targeted at the activation of Sprint Devices by its IR’s. Purchaser will not directly or indirectly (through IR’s or otherwise) establish or otherwise knowingly permit or support any program or arrangement by which Sprint Devices are purchased in bulk or otherwise acquired in bulk (e.g., transshipment) for purposes other than activation and customary use by the individual purchaser of such Sprint Devices. In the event Sprint notifies Purchaser of any activities described in this Section 7.1.2, Purchaser agrees that it will promptly take commercially reasonable steps to cease or cause to have ceased the offending activities. Without limiting the generality of the application of foregoing, nothing in this Section 7.1 shall restrict or prohibit Purchaser’s ability to purchase refurbished phones, including in bulk.
7.1.3.	Sprint License to Use Certain Device Proprietary Information in Devices Using the Private Label Service
For the Term (and during any phase-out period under Section 13.4) and subject to this Agreement, Sprint grants to Purchaser a non-transferable, royalty-free, fully paid-up, non-exclusive license for Purchaser and its Affiliates (collectively, the “Licensees”) to use and sell at retail the Device Proprietary Information, in object code form, solely to permit the Licensees and End Users to use the Private Label Service. Except as provided in this Section 7.1.3, Purchaser may not assign or sublicense any of its license rights or copy, change, alter or modify the Device Proprietary Information. “Device Proprietary Information” means (i) Sprint’s preferred roaming list, as changed by Sprint, in its sole discretion, from time to time, (ii) software implementing Sprint’s Device user interface design features and structure, developed and installed in Devices with or for Sprint by manufacturers under agreements preserving Sprint’s proprietary rights therein, including changes, updates, modifications and enhancements to the software which may be effected from time to time during the term of this Agreement by Sprint, its agents or vendors; and (iii) software effecting compatibility between Devices and the Facilities and any ancillary systems, developed and installed in Devices with or for Sprint by manufacturers under agreements preserving Sprint’s proprietary rights therein, including changes, updates, modifications and enhancements to the software which may be effected from time to time during the Term by Sprint, its agents or vendors, which software is embodied in firmware or read-only memory (programmable or otherwise) or both associated with Devices which may be delivered to Purchaser by or on behalf of a manufacturer authorized under the Private Label Operations Manual.
7.1.4.	No Sprint Responsibility
Sprint will not be responsible to Purchaser or any End User for the operation, testing or maintenance of any Devices. Sprint will not be required to make any changes, modifications or additions to its equipment, operations or Facilities to accommodate Purchaser or the Devices provided by Purchaser.
7.1.5.	Provision of ESN
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Before Purchaser makes Devices available for sale to End Users or retailers in connection with providing Private Label Service, Purchaser will provide to Sprint the ESN for each End User Device in accordance with the Private Label Operations Manual.
7.1.6.	Activation of Other Reseller Phones
Purchaser will not directly or indirectly (through IR’s or otherwise) establish or otherwise knowingly permit or support any program or arrangement by which other Customer (including other resellers) Devices are purchased in bulk (e.g., transshipment) or otherwise acquired in bulk for purposes other than activation and customary use by the individual purchaser of such Devices. In the event Sprint notifies Purchaser of any activities described in this Section 7.1.6, Purchaser agrees that it will promptly take commercially reasonable steps to cease or cause to have ceased the offending activities.
7.2.	Purchaser’s Responsibility and Liability
Without limiting Sprint’s obligation to provide PCS Services, under the terms and provisions of this Agreement and except as otherwise set forth in this Agreement, Purchaser will be responsible for all services Purchaser provides to its End Users, including any credit verification, billing, collection, customer service, and all support necessary to provide Private Label Service. Purchaser is responsible for the costs and expenses associated with providing Private Label Services to its End Users. Purchaser will report any trouble with respect to the Private Label Service to Sprint only upon reasonable verification that the trouble is due to reasons other than misuse or malfunctioning of End User Devices, the failure of those Devices to meet standards for compatibility with PCS Service, or other elements or conditions within the reasonable control of Purchaser.
7.3.	Purchaser’s Responsibility for Fraud
Purchaser is responsible for all costs and procedures associated with End User fraud (other than Cloning Fraud), such as subscription fraud, fraud associated with the use of the Private Label Service, or usage on lost or stolen Devices that Purchaser fails to deactivate, as well as fraud occurring in connection with Purchaser’s agents, employees or representatives, such as employee-related theft; provided, however that if Purchaser is unable to deactivate services and notifies Sprint in writing of such fraud and requests that Sprint deactivate an End User and Sprint fails to do so within six hours of such notice, any usage (including MOUs) attributable to the period after such six hour period will be excluded from the usage attributable to Purchaser under Schedule 1.0 (including for purposes of determining whether overage charges may apply). The provisions governing “Cloning Fraud” are set forth in Section 8.3 and the provisions governing fraud on a Roaming provider’s network are set forth in Section 8.2.3.
7.4.	Interference
Purchaser shall use commercially reasonable efforts to prevent Purchaser’s agents, employees, IRs, representatives and End Users from interfering with the Facilities, the Sprint Network or the PCS Service in a way as to impair the quality of service provided by Sprint to its Customers. Sprint acknowledges and agrees that absent unique and unanticipated operating scenarios (malfunctioning Devices, intentional misconduct by third parties, etc.), usage of the Sprint Network in accordance with this Agreement shall not constitute interference. Notwithstanding the obligation under the first sentence of this Section 7.4, upon discovery of any such interference by either Sprint or Purchaser, the Party discovering the interference will promptly notify the other Party and Purchaser will promptly order the agent, employee, IR, representative or End User to cease the act(s) constituting the interference. Sprint, concurrent with notice to Purchaser, may terminate the PCS Service to the End User causing the interference and require Purchaser to use commercially reasonable efforts to eliminate the interference by the agent, employee, IR, representative or End User.
7.5.	Subpoena Compliance
If a law enforcement agency contacts Purchaser with a subpoena relating to End User MDN billing records or any End User information, Purchaser must comply with the subpoena. If the subpoena requests information not in the possession of Purchaser, Purchaser must promptly contact the Sprint representative designated in the Private Label Operations Manual for assistance in compliance with the
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subpoena and if Sprint possesses such information, then Sprint shall provide Purchaser such information as promptly as is reasonably possible. If Purchaser either: (y) fails to comply with the subpoena for reasons other than Sprint’s violations of the previous sentence; or (z) when applicable, fails to promptly contact the designated Sprint representative for assistance, and if Sprint is fined by a court of law as a direct result of Purchaser’s failure described in (y) or (z) above, Purchaser will reimburse Sprint for the amount of such fine. If Sprint fails to comply with its obligations contained in this paragraph for reasons other than Purchaser’s acts or omissions and if Purchaser is fined by a court of law as a direct result of such failure, Sprint will reimburse Purchaser for the amount of such fine.
7.6.	Electronic Surveillance
If a law enforcement agency issues a court order to Purchaser relating to electronic surveillance of an End User MDN, Purchaser shall confirm all End User information contained in the court order to such law enforcement agency and will promptly contact the Sprint representative designated in the Private Label Operations Manual for technical assistance in performing the electronic surveillance. Thereafter, Sprint shall take such actions as are required for Purchaser to comply with the court order to the extent such actions are within Sprint’s control. If Purchaser either: (a) fails to confirm the End User information as requested in the court order; or (b) fails to promptly contact the designated Sprint representative for technical assistance in performing the electronic surveillance, and if Sprint is fined by a court of law as a direct result of Purchaser’s failure described in (a) or (b) above, Purchaser will reimburse Sprint for the amount of such fine. If Purchaser is fined by a court of law as a direct result of Sprint’s failure to comply with its obligations in this paragraph for reasons other than Purchaser’s acts or omissions, Sprint shall reimburse Purchaser for the amount of such fine.
7.7.	Purchaser Responsibility for Purchaser’s Vendors/Contractors
Purchaser may request that Sprint work with one or more of Purchaser’s vendors or contractors in order for Sprint to help facilitate Purchaser’s provisioning and support of the Private Label Service, and if Sprint works with such vendor or contractor, in all such cases Purchaser is responsible for the actions of such vendors or contractors. Sprint shall perform such work at no additional charge, provided, however if such support rises to the level of requiring development, implementation, customization or other work that is of a nature that is beyond general support (and that are typically subject to a Work Order) the Parties will use the Work Order process.
8.	Sprint’s Rights and Obligations
8.1.	Modifications
     (a) Sprint may, in its commercially reasonable discretion, change or update the Facilities or Sprint’s operations, equipment, software, procedures or Core Network Services, and the Private Label Operations Manual (such change or update, a “Modification”); provided, however, that Sprint shall, prior to implementing such Modification, provide Purchaser with commercially reasonable advance notice if it is reasonable to assume that such Modification will have a material adverse impact on any of Purchaser, its Affiliates, Related Entities, IRs, or End Users. Modifications that affect End Users will be designed such that they would affect Customers in substantially the same manner, provided that Purchaser has established and maintained its operations in a commercially reasonable manner. Sprint shall use commercially reasonable efforts to make all Modifications to its systems that interface with or otherwise provide data to Purchaser’s systems so that there is no material adverse impact on the functionality, performance and reliability of such systems. Without limiting the generality of Section 5.2.1, Purchaser acknowledges that in order for its End Users to take advantage of some Modifications, Purchaser may be required to make changes to, updates of or modifications of its Devices, accessories, systems or procedures; provided, however, that this acknowledgement shall in no way limit Sprint’s obligation to use commercially reasonable efforts to make all Modifications backwards compatible under Section 5.2.1(c) and this Section 8.1(a).
     (b) If a Modification has a material adverse impact on Purchaser or the End Users and Purchaser could not have avoided such adverse effect through reasonable measures at the time of the Modification, or a Modification requires Purchaser to incur a material and costs (not including any Device
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related costs associated with the ability to take advantage of an New Core Network Service) Purchaser could not have avoided such adverse effect through reasonable measures at the time of the Modification, any remaining Minimum Annual Revenue Commitments set forth in Sections 2.8 shall be reduced (i) to the extent of such material adverse impact on Purchaser’s ability to meet such commitments, and (ii) to reflect any such costs (including internal costs) that are incremental to normal operating costs and that are directly attributable to such Modification.
     (c) Except as provided in Section 8.1(b) or otherwise in this Agreement, Sprint will not be liable to Purchaser or to End Users if a Modification requires changes to, updates of, or modifications of Purchaser’s or End Users’ Devices or other products, accessories, systems or procedures. Sprint may, in its sole discretion, offer service products that are not part of the PCS Service provided that it meets its obligations under this Agreement.
8.2.	Roaming Services
8.2.1.	General
Sprint will make Roaming available to Purchaser in any portion of any area in which Sprint has a Roaming agreement on the terms and conditions contained in that agreement and the prices set forth in Schedule 1.0. Purchaser hereby acknowledges and agrees that Sprint is not responsible for the billing practices, service charges or availability of Roaming provided by Roaming providers, and that Sprint is not obligated to provide Roaming in areas in which Sprint has not entered into Roaming agreements or loses its Roaming agreements.
8.2.2.	Blocking Roaming
Purchaser may request that Sprint block Roaming for its End Users. If Purchaser requests this, Sprint will configure End User profiles to block Roaming. However, due to circumstances outside of Sprint’s control, a Roaming switch may at times complete a Roaming call for an End User(s). In such case, Purchaser will be liable for Roaming charges at the rate set forth in Schedule 1.0.
8.2.3.	Disputes Concerning Roaming
If a material dispute concerning charges for Roaming minutes occurs, Sprint will process the dispute with the Roaming provider in accordance with Sprint’s Roaming agreement. A dispute is considered material if the amount in dispute exceeds $1,000 in the aggregate during any single billing cycle. If the Roaming provider provides an adjustment to Sprint for the disputed charges, Sprint will credit that adjustment to Purchaser. In no event will the credit exceed the lesser of (i) the Roaming charges that Sprint billed to Purchaser or (ii) the credit that Purchaser provided to its End Users. Roaming fraud is Purchaser’s responsibility and Sprint does not accept any responsibility for End Users being billed for fraudulent calls placed on a Roaming provider’s network.
8.3.	Sprint Network Fraud Detection and Responsibility
Sprint will monitor the use of the PCS Service using its customary fraud detection procedures, which are equivalent to the fraud detection procedures used by Sprint with the services similar to the PCS Services that Sprint provides to its Customers and which are designed to attempt to detect fraudulent calls on the Sprint Network made using Purchaser’s MDNs, it being understood that Sprint does not ensure that all fraud will be detected. The phrase “fraudulent calls on the Sprint Network made using Purchaser’s MDNs” means calls associated with the loading by an unrelated and independent third party of a MDN/ESN/MSID combination onto a wireless device to use the PCS Services, as more specifically defined in the Private Label Operations Manual (“Cloning Fraud”). Sprint will notify the Person(s) identified by Purchaser to address issues related to fraudulent use of the Private Label Service (electronically or in writing, as Sprint deems appropriate) of the detection by Sprint of “suspected” and “confirmed” Cloning Fraud, as those terms are defined in the Private Label Operations Manual, within two hours after such detection. Sprint will determine, in its commercially reasonable discretion, whether an incident of Cloning Fraud is suspected or confirmed. Sprint will track and process any credits requested by Purchaser and associated with suspected and confirmed Cloning Fraud, only if the Cloning Fraud exceeds a minimum threshold of $1,000 in the aggregate during any single billing cycle.
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8.3.1.	Suspected Cloning Fraud on the Sprint Network
In case of suspected Cloning Fraud, Sprint will not terminate PCS Services to the affected MDN, unless Purchaser directs Sprint, in writing, to terminate PCS Services with respect to the affected MDN. If Purchaser directs Sprint to terminate service to the affected MDN, Sprint will absorb the costs of the PCS Services associated with that Cloning Fraud on the Sprint Network for up to four hours from the time Sprint provided notice of detection to Purchaser, and Purchaser will be responsible for all charges after expiration of the four-hour period. If Purchaser does not request termination of PCS Services to the affected MDN, Purchaser will be responsible for all charges.
8.3.2.	Confirmed Cloning Fraud on the Sprint Network
In case of confirmed Cloning Fraud, Sprint will terminate service to the affected MDN concurrently with notice of detection to Purchaser. Sprint will absorb the costs of the PCS Services associated with that Cloning Fraud on the Sprint Network. If Purchaser reactivates the End User or overrides Sprint’s deactivation of PCS Services, then Purchaser is responsible for all Cloning Fraud and any other fraud or similar activity on the End User account, in each case that occurs on or after the reactivation of override.
8.4.	Sprint’s Reports to Purchaser
Sprint will provide to Purchaser the reports specified in the Private Label Operations Manual.
8.5.	[***]
8.6.	Project Managers; Meetings
Each of the Parties will identify a qualified and experienced employee responsible for the overall management of the relationship between Sprint and Purchaser regarding the PCS Services. The “Sprint PM” shall be the Sprint employee who will serve as the primary point of contact for Purchaser with respect to this Agreement. Purchaser may elect to require Sprint to remove (and Sprint shall promptly remove) the employee serving as the Sprint PM if Purchaser has a reasonable belief that he or she has committed or knowingly permitted any fraud, gross negligence or willful misconduct, or a material breach of the Agreement.
The Parties shall hold such meetings (in person or by telephone, as mutually agreed) as Purchaser or Sprint may reasonably request. As of the Effective Date, such meetings shall include the following:
     (a) A monthly meeting and review process pursuant to which the Parties will meet to discuss the operations and activities described in this Agreement and to plan future operations and activities; and
     (b) A quarterly meeting among Sprint’s Director of Wholesale Account Management and Purchaser’s Vice President — Retail Channel Management (or their respective designee of appropriate seniority) and other appropriate individuals who may be invited by either of them to review the monthly performance reports for each month during the most recent quarter, review overall performance under the Agreement, review progress on the resolution of issues, provide a strategic outlook for Purchaser’s requirements, and discuss such other matters as appropriate.
9.	Limitations of Warranties and Liabilities
9.1.	No Warranties
Except as specifically set forth in Section 4, neither Party makes any warranties, express or implied. Specifically, all implied warranties are disclaimed, including any warranties of merchantability, fitness for a particular purpose, use, or non-infringement. Neither Party is authorized to make any warranty on the other Party’s behalf. Sprint is not the manufacturer of any equipment used with the PCS Service.
9.2.	Limitations on Liability

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9.2.1.	Direct Damages
Except as set forth in Section 9.2.3 and any Party’s payment obligations under this Agreement, in no event shall any Party’s cumulative liability arising from or related to this Agreement exceed the greater of: (a) $[***]; or (b) an amount equal to [***].
9.2.2.	No Liability for Certain Damages
Except as set forth in Section 9.2.3, neither Party shall be liable to the other for special, indirect, exemplary, punitive or consequential damages, including loss of profits, related to or arising out of a Party’s performance under this Agreement.
9.2.3.	Exceptions
Neither the limitation of liability under Section 9.2.1 nor the exclusion of certain categories of damages under Section 9.2.2 shall apply with respect to: (i) damages arising from a Party’s gross negligence or willful misconduct; (ii) damages arising from a Party’s failure to comply with Sections 10 or 15; (iii) damages arising from Sprint’s abandonment of its obligations under this Agreement; and (iv) a Party’s obligations with respect to third party claims under Section 12. As used in this Section, “abandonment” means Sprint’s refusal to perform its material obligations under this Agreement that is not excused under this Agreement or applicable law.
10.	Trade Name, Trade Marks and Service Marks
10.1.	Sprint’s Rights
Purchaser recognizes Sprint’s ownership of service marks, trademarks, and trade names used in connection with the service and products sold by Sprint and Sprint Affiliates, including “Sprint” and all other Sprint-owned trademarks and logos (“Sprint Marks”). Purchaser will not engage in any activities or commit any acts, directly or indirectly, that contest, dispute, or otherwise impair Sprint’s rights in the Sprint Marks. Purchaser acknowledges and agrees that nothing in this Agreement grants to Purchaser the right to use any Sprint Mark or any service mark, trademark, or trade name that is confusingly similar to or a colorable imitation of any of the Sprint Marks, including in any of Purchaser’s advertisements, and will not incorporate the Sprint Marks into any service mark, trademark or trade name used or developed by Purchaser. Purchaser does not acquire or claim any right, title or interest in or to the Sprint Marks through purchase of PCS Services, the provision of Private Label Service or otherwise. Purchaser agrees that it will not identify Sprint by name, Sprint Marks or otherwise including as set forth in the Private Label Operations Manual with respect to network identification. Upon Sprint’s request, Purchaser will provide to Sprint any materials using the Sprint Marks for Sprint’s review to determine compliance with this Agreement. Purchaser may delete non-public price information prior to submitting those materials for Sprint’s review. Sprint will use commercially reasonable efforts to notify Purchaser within 10 business days of receipt of any requested materials, if any sections need to be modified or deleted in order to ensure compliance with this Agreement. Purchaser must comply with any adjustments or requests from Sprint on any requested materials and may not use a Sprint Mark without Sprint’s express written consent.
10.2.	Purchaser’s Rights
Sprint recognizes Purchaser’s ownership of service marks, trademarks, and trade names used in connection with the service and products sold by Purchaser and Purchaser’s Affiliates (“Purchaser Marks”). Sprint will not engage in any activities or commit any acts, directly or indirectly, that contest, dispute, or otherwise impair Purchaser’s rights in Purchaser’s Marks. Sprint acknowledges and agrees that nothing in this Agreement grants to Sprint the right to use any Purchaser Mark or any service mark, trademark, or trade name that is confusingly similar to or a colorable imitation of any of the Purchaser Marks and will not incorporate the Purchaser Marks into service mark, trademark or trade name used or

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developed by Sprint. Sprint does not acquire or claim any right, title or interest in or to the Purchaser Marks through sale of PCS Services, or otherwise.
10.3.	Remedies for Violations
The limitations in Section 9.2 do not apply to either Party’s violations of Section 10. If either Party violates or threatens to violate Section 10, the other Party may exercise any right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The Parties agree that damages for violations of Section 10 may be difficult to ascertain or inadequate and that if either Party violates or threatens to violate Section 10, the other Party may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The Party that violates or threatens to violate Section 10 will not raise the defense of an adequate remedy at law.
11.	Insurance
Both Parties will obtain and keep commercially reasonable levels of insurance (or reasonable self insurance policies and practices) and will provide the other Party with evidence of such insurance as reasonably requested from time to time.
12.	Indemnification
12.1.	Purchaser’s General Third Party Indemnity
Purchaser will indemnify and defend Sprint, the Sprint Service Provider Affiliates, the Sprint Affiliates, and their respective directors, officers, agents, and employees (each, a “Sprint Indemnitee”) from and against all claims, damages, losses, liabilities, costs, expenses and reasonable attorney’s fees (collectively “Damages”) arising out of a claim by a third party against a Sprint Indemnitee (i) of actual or alleged infringement or misappropriation of any patent, copyright, trademark, trade name, trade dress, trade secret or any other intellectual property right, now known or later developed arising from any product or service supplied by Purchaser including any claim by a third party regarding Devices or accessories provided by Purchaser or the Private Label Services (except to the extent such Private Label Services are included under subsection (i) of Section 12.2 below); (ii) that results from or is alleged to have resulted from any failure of Purchaser to comply with Section 15; (iii) that results from or alleged to have resulted from any violation of applicable law or regulation by Purchaser or its Affiliates or any representations made by Purchaser to its End Users; or (iv) that results from or alleged to have resulted from fraud, gross negligence or willful misconduct by Purchaser, its Affiliates, or any of their respective agents.
12.2.	Sprint’s General Third Party Indemnity
Sprint will indemnify and defend Purchaser, its Affiliates its Related Entities, their respective Resellers and IRs, and their respective directors, officers, agents, employees and End Users (each, a “Purchaser Indemnitee”) from and against all Damages arising out of a claim by a third party against a Purchaser Indemnitee (i) of actual or alleged infringement or misappropriation of any patent, copyright, trademark, trade name, trade dress, trade secret or any other intellectual property right, now known or later developed based on any product or service supplied by Sprint, including any claim by a third party regarding the Facilities or PCS Services; (ii) that results from or is alleged to have resulted from any failure of Sprint to comply with Section 15; (iii) that results from or alleged to have resulted from any violation of applicable law or regulation by Sprint, its Affiliates, or any of their respective agents; or (iv) that results from or alleged to have resulted from fraud, gross negligence or willful misconduct by Sprint, its Affiliates, or any of their respective agents. Sprint’s obligations to indemnify under clause (i) above will not apply to the extent that the infringement or misappropriation (1) is caused by Sprint’s adherence to functional or other specifications that were provided by Purchaser, (2) is caused by Purchaser’s continued use of infringing services after Sprint provides reasonable notice to Purchaser of the infringement and completes its obligations under the next paragraph; or (3) the Claim alleges that the specific Devices chosen by Purchaser or other materials provided by Purchaser infringe or misappropriate the applicable third party’s intellectual property rights.
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For any third party claim that the PCS Services infringes or misappropriates a third party’s intellectual property rights that Sprint receives, or to minimize the potential for such a claim, Sprint shall, at its option and expense, use commercially reasonable efforts to either: (1) procure the right for Purchaser and the End Users to continue using the applicable PCS Services; or (2) replace or modify the applicable PCS Services to address the infringement claim provided it does so without adversely affect the reliability, performance, quality and functionality of the Sprint Network, Purchaser, or the End Users. If neither option (1) nor option (2) in the previous sentence is commercially reasonable as determined by Sprint in its reasonable discretion, Purchaser may terminate the applicable PCS Services, and Purchaser’s Total Minimum Revenue Commitment and to the extent the removal materially and adversely impacts a material component of the services to be provided under this Agreement, the charges and rates under this Agreement shall be equitably and proportionately reduced. Sprint’s obligation to obtain a right or replace PCS Services under this paragraph and Purchaser’s right to terminate the applicable PCS Services under this paragraph shall not apply to the extent Sprint is not obligated to indemnify Purchaser under the immediately preceding paragraph.
12.3.	Indemnification Procedures
(i)	Promptly, upon becoming aware of any matter which is subject to the provisions of Section 12.1 and 12.2 (a “Claim”), the Party seeking indemnification (the “Indemnified Party”) must give notice of the Claim to the other Party (the “Indemnifying Party”), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party.

(ii)	The Indemnifying Party will, at its option, settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense; but the Indemnifying Party will have the right to control the settlement or defense to the extent the Indemnified Party seeks indemnification under this Agreement. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party without the Indemnified Party’s prior written consent. The Parties will cooperate in the settlement or defense of any Claim for which the Indemnified Party seeks indemnification under this Agreement and in such event shall give each other full access to all relevant information.

(iii)	If the Indemnifying Party (i) fails to notify the Indemnified Party of the Indemnifying Party’s intent to take any action within 30 days after receipt of a notice of a Claim or (ii) fails to proceed in good faith with the prompt resolution of the Claim, the Indemnified Party, with prior written notice to the Indemnifying Party and without waiving any rights to indemnification, including reimbursement of reasonable attorney’s fees and legal costs, may defend or settle the Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party will reimburse the Indemnified Party on demand for all Damages incurred by the Indemnified Party in defending or settling the Claim.

(iv)	Neither Party is obligated to indemnify and defend the other with respect to a Claim (or portions of a Claim) if and to the extent both of the following conditions are met:
(a)	the Indemnified Party fails to promptly notify the Indemnifying Party of the Claim and fails to provide reasonable cooperation and information to defend or settle the Claim; and

(b)	such failure to so notify materially prejudices the Indemnifying Party’s ability to satisfactorily defend or settle the Claim.
13.	Breach, Remedies and Early Termination of the Agreement
13.1.	Breach
In addition to other events of breach set forth in this Agreement, each of the following constitutes a “Material Breach” of this Agreement:
(i)	Sprint or Purchaser fails to make a payment of money that is not subject to dispute under Section 6.4, which failure continues for more than 10 days after notice from the other Party;
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(ii)	Sprint fails to comply with any material representation, warranty, obligation or covenant set forth in this Agreement, which breach is not cured within 30 days after written notice detailing such breach is provided; provided, however, that if the breach is of a type that cannot be cured within the 30 day period or cannot be cured within 30 days because of circumstances beyond Sprint’s control, then the period for cure will be extended if Sprint proceeds in a diligent and determined manner and continuously works to cure such breach, but in no event beyond 90 days after Purchaser sends written notice to Sprint regarding the breach;
(iii)	Purchaser:
(A) materially breaches its obligations under any of Section 2.2, Section 2.3, the notice obligations set forth in Section 14, or Section 15; or
(B) fails to comply with any material representation, warranty, obligation or covenant set forth in this Agreement that results in a material adverse effect (1) on the Sprint Network (or [***] Network as applicable) or (2) on the use of Sprint services by a significant number of Customers;
which breach is not cured within 30 days after written notice detailing such breach is provided; provided, however, that if the breach is of a type that cannot be cured within the 30 day period or cannot be cured within thirty (30) days because of circumstances beyond Purchaser’s control, then the period for cure will be extended if Purchaser proceeds in a diligent and determined manner and continuously works to cure such breach, but in no event beyond one-hundred eighty (180) days after Sprint sends written notice to Purchaser regarding the breach. Moreover, if the breach is of a nature that it cannot be cured, Sprint will not have a termination right under this subsection (iii) unless such breach has a material and adverse impact on Sprint; provided that Purchaser proceeds in a diligent and determined manner to minimize the likelihood of future breaches that are the same as or substantially similar to the breach that could not be cured.
(iv)	Sprint or Purchaser fails to comply with Section 10, if that failure is not cured immediately upon receipt of notice from the Party owning or enforcing that mark or in the case of repeated violations after receipt of the notice on one occasion;

(v)	Sprint or Purchaser ceases to do business as a going concern, liquidates or dissolves; or

(vi)	Sprint or Purchaser is unable to pay or admits its inability to pay its debts as they become due.
If a Party Materially Breaches this Agreement, the other Party may, upon notice to the breaching Party, terminate this Agreement in its entirety without any liability, and pursue any other right or remedy under this Agreement. Except as otherwise provided, the termination will be effective on the day following the end of the applicable phase-out period.
The pricing for each Market in effect immediately before the date of the termination notice will remain in effect during the phase-out period. Sprint will invoice Purchaser for the amounts due under this Section and Purchaser will pay those amounts in accordance with Section 6.
13.2.	Early Termination Due to Loss of Licenses
In the unlikely event a Governmental Authority revokes Sprint’s License to provide PCS Services in one or more Market(s), Sprint may terminate this Agreement with respect to the affected Market(s) without liability to the extent that the basis for the revocation is solely due to factors other than Sprint’s acts or omissions; provided, however, in the event the termination includes Markets that, along with any previous

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terminations under this Section, result in a loss of covered POPs in excess of [***]% of the total covered POPs as of the Effective Date, all future Minimum Annual Revenue Commitments (including any additional Minimum Annual Revenue Commitments under Section 14.1.2) will be equitably reduced taking into consideration the adverse impacts (if any) on Purchaser resulting from the loss of such Markets. Sprint will provide commercially reasonable notice to Purchaser of any reasonably anticipated limitations under this Section and the Parties will work together to minimize any adverse impacts on End Users.
In the unlikely event that a Governmental Authority revokes Sprint’s License to provide PCS Services in one or more Market(s), Purchaser may terminate this Agreement with respect to the affected Market(s) without liability to the extent that the basis for the revocation is solely due to Sprint’s acts or omissions; provided, however, in the event the termination includes Markets that, along with any previous terminations under this Section, result in a loss of covered POPs in excess of [***]% of the total covered POPs as of the Effective Date, all future Minimum Annual Revenue Commitments (including any additional Minimum Annual Revenue Commitments under Section 14.1.2) will be equitably reduced taking into consideration the adverse impacts (if any) on Purchaser resulting from the loss of such Markets.
13.3.	Early Termination by Purchaser for Extended Force Majeure
Purchaser may terminate this Agreement without liability and with respect to impacted Markets by providing notice to Sprint if there is one or more Force Majeure Events that materially affect Sprint’s ability to perform its obligations under this Agreement in such Markets for ninety (90) or more days; provided, however, in the event the terminated Markets result in a loss of covered POPs in excess of [***]% of the total covered POPs as of the Effective Date, Purchaser may terminate the Agreement without liability. In the event Purchaser terminates fewer than all Markets, all future Minimum Annual Revenue Commitments (including any additional Minimum Annual Revenue Commitments under Section 14.1.2) will be equitably reduced taking into consideration the adverse impacts (if any) on Purchaser resulting from the loss of such Markets.
13.4.	Length of and Duties During the Phase-out Period
Upon giving of notice of termination of this Agreement in its entirety or with respect to a specific Market or Markets, at Purchaser’s (or its successor in interest) request, Sprint will continue to provide PCS Services and any ancillary service to Purchaser (or its successor in interest) in the terminated Market(s) during the applicable phase-out period as described below. Purchaser (or its successor in interest) may continue to add new End Users or MDNs during the initial thirty (30) days of the phase-out period. After the initial thirty (30) days of the phase-out period, Purchaser is prohibited from adding new End Users, and Sprint may enforce this by prohibiting Purchaser from accessing the API described in Schedule 1.0 if an API has been implemented for Purchaser as described in Schedule 1.0. At the end of the phase-out period, Sprint may terminate the PCS Services to Purchaser (or its successor in interest) and the End Users on the Sprint Network without incurring any liability. The pricing for each Market in effect immediately before the date of the termination notice will remain in effect during the phase-out period.
(i)	The phase-out period for termination under Section 13.2 is 365 days (to the extent legally able) after the date of the notice of termination and applies to those End Users on the Sprint Network as of the 30th day after the date of the notice of termination.

(ii)	The phase-out period for termination under Sections 13.1(ii) through (vi) is [***] days after the date of the notice of termination and applies to those End Users on the Sprint Network as of the date of the notice of termination.

(iii)	The phase-out period for termination under Section 13.1(i) is 10 days after the date of the notice of termination and applies to those End Users on the Sprint Network as of the date of the notice of termination.

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(iv)	Upon expiration of the Term, the phase-out period will be [***] days after the expiration date and applies to those End Users on the Sprint Network as of the expiration date.

(v)	The phase-out period for termination under Section 14.1 is [***] days after the date of termination and applies to those End Users on the Sprint Network as of the date of the notice of termination.

(vi)	The phase-out period for termination under Section 17.13 is [***] days after the date of the notice of termination and applies to those End Users on the Sprint Network as of the date of the notice of termination.
13.5.	Effect of Termination
Termination of this Agreement is without prejudice to any other right or remedy of the Parties under this Agreement. Termination of this Agreement for any cause does not release either Party from any liability which, at the time of termination, has already accrued to the other Party, or which may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated to survive the termination. Purchaser will remain responsible for its obligations to its agents and End Users.
Sprint shall provide Purchaser, its Affiliates, and its Related Entities with all commercially reasonable assistance with the transition to Purchaser or another successor provider (including by providing information regarding the End Users that is reasonably and customarily required to activate such End Users on the new network), provided that Purchaser will be responsible for the costs of such transition. Sprint shall not refuse to take any action or withhold any information that is necessary for Purchaser to effect such transition in a reasonable manner. Sprint acknowledges and agrees that damages at law are an inadequate remedy for the breach of this paragraph and, accordingly, Purchaser shall be entitled to injunctive relief with respect to any such breach or violation without having to establish that monetary damages are inadequate.
Except as permitted under Section 14.3, Sprint agrees that the End Users are Purchaser’s End Users and Sprint shall not market (as a targeted group, but not as the recipient of any general marketing or promotion)or authorize others to market (as a targeted group, but not as the recipient of any general marketing or promotion) wireless telecommunications services to the End User accounts until the third anniversary of the effective date of termination or expiration of this Agreement.
14.	Change of Control; Liquidation and Other Events
14.1.	Termination Option Upon the Occurrence of Change of Control
14.1.1.	Change of Control Event Involving Purchaser and a Facilities Based Wireless Services Provider Other than MetroPCS
        (a) In the event Purchaser or any of its Affiliates directly or indirectly enters into an agreement with a Facilities-Based Wireless Services Provider (other than MetroPCS or any of its Affiliates) that effects or upon consummation will effect a Change of Control Event, Purchaser will provide immediate (within three (3) days) written notice (“CoC Event Notice”) to Sprint of such event. In such event, either Party may terminate this Agreement by providing written notice of termination (“CoC Termination Notice”) to the other Party, which Notice must be provided no earlier than the date of closing of the Change of Control Event and no later than sixty (60) days after the closing of the Change of Control Event. The termination will be effective as of the date of the CoC Termination Notice. If the agreement effects the Change of Control Event upon execution, closing will be deemed to have occurred as of date Purchaser executes such agreement. If, however, the agreement effects the Change of Control Event at some point after the execution date of such agreement, closing will be deemed to have occurred on the date the Change of Control Event is consummated in accordance with the agreement. In all events, Purchaser will provide Sprint with immediate (within three (3) days) notice of the closing of the Change of Control Event.

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     (b) If either Party elects to terminate under this paragraph, Purchaser will pay to Sprint on the effective date of termination an amount equal to:
     A x (B – C), where:
A = The Payment Percentage set forth in Table 3 below, determined as of the date that Purchaser enters into an agreement that effects or upon consummation will effect a Change of Control Event.

B = the Total Minimum Revenue Commitment as may be adjusted in accordance with the Agreement.

C = all amounts paid by Purchaser (i) under Schedule 1.0 of this Agreement from and after the Effective Date through the last day of the applicable Phase-Out Period (including amounts paid for Wireless Data Device usage by End Users), plus (ii) those amounts paid under the [***] during a monthly billing cycle after the Effective Date and through the last day of the applicable Phase-Out Period; subject to, in the case of clause (ii), the limitations on the charges under the [***] that can be applied against a Minimum Annual Revenue Commitment set forth in Section 2.8.

Table 3: Payment Percentage
Contract Year Agreement	“Payment Percentage”
Effective Date through December 31, 2011 (Contract Year 1)	40%
January 1 through December 31, 2012 (Contract Year 2)	30%
January 1 through December 31, 2013 (Contract Year 3)	20%
January 1 through December 31, 2014 (Contract Year 4)	10%
January 1 through December 31, 2015 (Contract Year 5)	10%
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     (c) As an example to illustrate application of this Section 14.1.1, assume that during 2012, Purchaser enters into an agreement that contemplates a Change of Control Event involving Purchaser and a Facilities-Based Wireless Services Provider (other than MetroPCS Communications). Assume further, that Sprint or Purchaser provides the CoC Termination Notice on the last day of 2013 and that during 2010, 2011, 2012, and 2013, that there have been no adjustments to any Minimum Annual Revenue Commitment, and that Purchaser paid the following amounts in PCS Service Usage Charges and monthly payments under the [***]; subject to the limitations on the charges under the [***] that can be applied against a Minimum Annual Revenue Commitment set forth in Section 2.8:

	Paid PCS Service		Commitment Shortfall
Contract Year	Usage Charges	Paid[***]	Payments
Effective Date through December 31, 2011	$15,000,000	$1,000,000	$9,000,000 * paid in first billing cycle following completion of Contract Year 1

			*($25,000,000-$16,000,000)

2012	$80,000,000	$2,000,000	$0

2013	$50,000,000	$3,000,000	$15,000,000* paid in first billing cycle following completion of Contract Year 1

			($75,000,000 - $53,000,000 - $7000,000**)

			**carry-forward from Contract Year 2
In this example, if either Sprint or Purchaser were to exercise its termination right under this provision, Purchaser would pay to Sprint $37,500,000 determined as follows:
30% x ($300M - ($15M+$1M+$9M+$80M+$2M+$50M+$3M+$15M))
This amount would be due and owing in the last billing cycle during the applicable phase-out period.
     (d) The terms and provisions of Section 2.8.1 will continue to apply during the period from the date Purchaser enters into the transaction through the date of the CoC Termination Notice, with any Minimum Annual Revenue Commitment (including any additional Minimum Annual Revenue Commitments under Section 14.1.2) for a partial Contract Year pro-rated based on the number of days in such Contract Year prior to the date of the CoC Termination Notice. For example, if the date of the CoC Termination Notice described in the example in (c) above were to occur on the 253rd day of Contract Year 3, the Minimum Annual Revenue Commitment for Contract Year 3 would be $51,780,821 (252/365ths or 69.04% of $75,000,000) and measurement of any shortfall liability under Section 2.8.1 would occur on such date.
14.1.2.	Change of Control Event of Purchaser or a Competitive Acquisition by Purchaser of MetroPCS
        (a) In the event Purchaser or any of its Affiliates directly or indirectly enters into an agreement with MetroPCS or any of its Affiliates that effects or upon consummation will effect a Change of Control Event or a Competitive Acquisition by Purchaser or its Affiliates of MetroPCS or its Affiliates,

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Purchaser will provide immediate (within three (3) days) written notice (“Metro Event Notice”) to Sprint of such event. The Agreement shall continue in full force and effect; provided, however, that the adjustments described in Section 14.1.2(b) shall be made, which adjustments shall be effective as of the first day of the first full billing cycle following the closing date of the Change of Control Event or Competitive Acquisition, as the case may be. If the agreement effects the Change of Control Event or Competitive Acquisition upon execution, closing will be deemed to have occurred as of the date Purchaser or its Affiliates executes such agreement. If, however, the agreement effects the Change of Control Event or Competitive Acquisition at some point after the execution date of such agreement, closing will be deemed to have occurred on the date the Change of Control Event or Competitive Acquisition is consummated in accordance with the agreement. In all events, Purchaser will provide Sprint with immediate (within 3 days) notice of the closing of the Change of Control Event or Competitive Acquisition.
            (b) The following adjustments will be made:
i.	The lowest monthly recurring charge for each Pricing Bundle set forth in Schedule 1.0 will no longer be available in the Secondary Markets and the next lowest monthly recurring charge shall apply.
ii.	The Total Minimum Revenue Commitment will be increased to $350,000,000 with the Minimum Annual Revenue Commitments for the Contract Year after the closing date of the Change of Control Event or Competitive Acquisition and each subsequent Contract Year for which there is a Minimum Annual Revenue Commitment increased by $50,000,000 (in the aggregate), which increase shall be allocated in proportion to the relative weightings of the Minimum Annual Revenue Commitment among such years; provided however in the event Purchaser has, as of the date of closing, fulfilled its $300,000,000 Total Minimum Revenue Commitment, the $50,000,000 (less any amounts in excess of such $300,000,000 Total Minimum Revenue Commitment paid by Purchaser under this Agreement that would be contributory to its Total Minimum Revenue Commitment under Section 2.8.1) shall be treated as a new Minimum Annual Revenue Commitment under Section 2.8.1 for the 12 month period beginning with the date of closing (and the Term shall be extended to be coterminous with such 12 month period if less than 12 months remain in the Term) and, provided further, if closing occurs after expiration of the Term and Purchaser has not paid more than the $350,000,000 Total Minimum Revenue Commitment, Purchaser will pay the difference between total spend during the Term and $350,000,000 Total Minimum Revenue Commitment at the end of the Term. For purposes of clarity, in no event shall Purchaser be obligated to pay a Total Minimum Revenue Commitment that exceeds $350,000,000, and any additional commitments under this Section 14.1.2(b)ii shall be subject to reduction to the extent the otherwise applicable Minimum Annual Revenue Commitments would be subject to reduction under this Agreement.
            (c) Once Purchaser has fulfilled its $350,000,000 Total Minimum Revenue Commitment (as it may have been adjusted in accordance with this Agreement), Sprint will have the option to remove the lowest monthly recurring charge for each Pricing Bundle set forth in Schedule 1.0 from Primary Markets and the next lowest monthly recurring charge shall apply.
14.1.3.	Definition of Change of Control Event and Competitive Acquisition
     (a) “Change of Control Event” means:
(i)	A transaction of merger or consolidation pursuant to which Purchaser merges or consolidates with or into a Person unless, immediately following such transaction, more than 50% of the voting power of the then outstanding Voting Securities of Purchaser (or,
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if Purchaser does not survive the transaction, of the surviving entity resulting from consummation of such transaction) is held by the shareholders (or their Affiliates) of Purchaser immediately prior to such transaction; or

(ii)	A transaction of merger or consolidation pursuant to which any Parent of Purchaser merges or consolidates with or into a Person unless, immediately following such transaction, more than 50% of the voting power of the then outstanding Voting Securities of such Parent (or, if such Parent does not survive the transaction, of the surviving entity resulting from consummation of such transaction) is held by the shareholders (or their Affiliates) of such Parent immediately prior to such transaction; or

(iii)	Purchaser, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of Purchaser (including all of its End User accounts), to a Person other than (A) to a Person who is an Affiliate of Purchaser immediately prior to the consummation of such transaction, or (B) subject to subsections (i) and (ii) above, by way of merger or consolidation); or

(iv)	The acquisition of more than fifty percent (50%) of the outstanding Voting Securities of Purchaser or of any Parent of Purchaser, in either case by a Person or “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons (other than any acquisition by a Person (A) who is an Affiliate of Purchaser immediately prior to the consummation of such transaction or by a “group” of Persons that is comprised of Persons who are Affiliates of Purchaser immediately prior to the consummation of such transaction, or (B) subject to subsections (i) and (ii) above, by way of merger or consolidation).
(b) As used herein, the term “Parent” means any Person that (A) directly owns more than fifty percent (50%) of the outstanding Voting Securities of Purchaser, or (B) indirectly owns more than fifty percent (50%) of the outstanding Voting Securities of Purchaser, through one or more subsidiaries of which more than fifty percent (50%) of the outstanding Voting Securities of each such subsidiary is owned, directly or indirectly, by such Person. As used herein, the term “Voting Securities” means any securities entitled to vote in the ordinary course (and without regard to the occurrence of any contingency) in the election of directors of a corporation or Persons serving in a similar governing capacity of any partnership, limited liability company or other Person.
(c) “Competitive Acquisition” means a “Change of Control Event” involving MetroPCS or any of its Affiliates with the definition in subsections (a)(i)-(iv) immediately above modified such that “MetroPCS” is “Purchaser” and “Purchaser or its Affiliates” are “a Person,” in each case in determining whether a Change of Control Event that constitutes a Competitive Acquisition has occurred.
14.2.	Rights to Market to End User Accounts in Connection with Liquidation or Dissolution
If Purchaser, directly or indirectly, approves any plan or proposal for liquidation or dissolution of Purchaser (other than into an Affiliate of Purchaser or in connection with a Change of Control Event) or winds up, liquidates, or dissolves and in connection with that action (or independent of that action) Purchaser and its Affiliates cease to provide Private Label Service to End Users as a result of such winding up, liquidation, or dissolution, Purchaser will (i) permit Sprint to market a Sprint or Sprint Affiliate provided alternative service to all of Purchaser’s End User accounts (whether or not those accounts are active) and (ii) use commercially reasonable efforts to remove any impediments to Sprint’s solicitation efforts and (iii) provide to Sprint all necessary End User information, as permitted by applicable law. For purposes of clarification, this provision will not apply if such liquidation or dissolution is a result of a Change of Control Event.
14.3.	Non-Solicitation/Non-Disclosure Obligations
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Purchaser agrees not to market or authorize others to market wireless telecommunications services specifically targeted to the End User accounts purchased by Sprint under Section 14.2 for a period of three (3) years from the such liquidation, dissolution or cessation. Purchaser further agrees that all information regarding the End User accounts on and after the date of such liquidation, dissolution or cessation is Sprint Confidential Information.
14.4.	Remedies
The limitations in Section 9.2 do not apply to Purchaser’s violations of Section 14. If Purchaser violates or threatens to violate Section 14, Sprint may exercise any right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The Parties agree that damages for violations of Section 14 may be difficult to ascertain or inadequate and that if Purchaser violates or threatens to violate Section 14, Sprint may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. Purchaser will not raise the defense of an adequate remedy at law.
15.	Restrictions on Disclosure, Use, Storage, and Handling of Confidential and End User Account Information
15.1.	Restrictions on Use and Disclosure
Neither Party will disclose any Confidential Information received from the other Party, except as expressly provided in this Agreement or to exert its rights or assert a defense in connection with a dispute between the Parties and/or their Affiliates. Each Party will use the Confidential Information received from the other Party only for the purpose of this Agreement except as otherwise permitted under this Section 15. Sprint agrees that End User Account Information received in the course of providing PCS Services to such End Users will not be (a) disclosed to any Person, except as expressly authorized in advance by Purchaser; and (b) used except as necessary to provide PCS Services under and as contemplated by this Agreement. Sprint shall not communicate directly with End Users for any purposes, including marketing purposes, except as permitted in Section 14.2. Sprint may disclose Confidential Information, subject to the terms of this Agreement, to any entity (i) for which it is building a wireless network, or (ii) for which it has an obligation to associate the wireless network of the entity to the Sprint Network; provided, however that such disclosure is necessary for such build or association.
15.2.	Care
The receiving Party must provide the same care to avoid disclosure or unauthorized use of the Confidential Information as it provides to protect its own similar proprietary information. All Confidential Information must be retained by the receiving Party in a secure place with access limited to only those of the receiving Party’s employees, lenders, purchasers, investors, agents, Affiliates, attorneys, accountants, consultants, or content providers who need to know that information for purposes of this Agreement and to third parties as the disclosing Party has consented to by prior written approval provided any such recipient of the other Party’s Confidential Information either agree in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required under this Section 15.2 or are otherwise under an obligation of confidentiality under (i) applicable law or regulation or (ii) any mandatory industry code or policy and any standard enforceable by law (e.g., a state’s bar rules on professional conduct). Confidential Information supplied is not to be reproduced in any form except as required to accomplish the intent of this Agreement. In the case of End User Account Information, Sprint shall use the same level of care to avoid disclosure or unauthorized use of End User Account Information as it provides to protect similar information with respect to its Retail Subscribers.
15.3.	Return
All Confidential Information, unless otherwise specified in writing, must be returned to the disclosing Party or destroyed after the receiving Party’s need for it has expired or upon request of the disclosing Party. At the request of the disclosing Party, the receiving Party will furnish a certificate of an officer of the receiving Party certifying that Confidential Information not returned to disclosing Party has been destroyed.
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15.4.	Limitation
The Parties agree that the term “Confidential Information” does not include information which:
(i)	has been published or is otherwise in the public domain through no fault of the receiving Party;

(ii)	prior to disclosure under this Agreement is properly within the legitimate possession of the receiving Party;

(iii)	subsequent to disclosure under this Agreement is lawfully received from a third party having rights in the information without restriction of the third party’s right to disseminate the information and without notice of any restriction against its further disclosure;

(iv)	is independently developed by the receiving Party through parties who have not had, either directly or indirectly, access to or knowledge of Confidential Information; or

(v)	is obligated to be produced under order of a court of competent jurisdiction or other similar requirement of a Governmental Authority, so long as the Party required to disclose the information provides the other Party with prior notice of the order or requirement, unless prohibited from doing so.
15.5.	Relief
The limitations of liability in this Agreement do not apply to either Party’s violations of this Section. If either Party violates or threatens to violate this Section, the other Party may exercise any right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The Parties agree that damages for violations of this Section may be difficult to ascertain or inadequate and that if either Party violates or threatens to violate this Section, the other Party may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute.
15.6.	Information Security
For purposes of this Section 15.6, “Security Standards” means best commercial security features in all material hardware and software systems and platforms that Purchaser uses to access Sprint’s Confidential Information.
(i)	To protect Sprint’s Confidential Information from unauthorized use, including disclosure, loss or alteration, Purchaser will meet the Security Standards and (ii) inventory and test Security Standards before accepting Sprint’s Confidential Information.

(ii)	Upon Sprint’s reasonable request, Purchaser will provide information to Sprint to enable Sprint to determine compliance with this Section 15.6.

(iii)	Purchaser will promptly inform Sprint of any known or suspected compromises of Sprint’s Confidential Information as a result of Purchaser’s failure to comply with the Security Standards.
Notwithstanding any provision of this Section 15, if Purchaser fails to meet the obligations in this Section 15.6, Sprint will notify Purchaser of this failure as provided in this Agreement. Purchaser will have 30 days from receiving that notice to correct the cause for such failure. If Purchaser has failed to remedy the failure within this 30-day period, Sprint has the right to terminate this Agreement to the extent provided in Section 13.1.
15.7.	SEC Filing
Notwithstanding any provision of this Section 15, if Purchaser is required by law to disclose and file this Agreement with the SEC, Purchaser may disclose and file this Agreement with the SEC, provided that Purchaser must notify Sprint and allow Sprint to identify language in the Agreement it deems should be redacted prior to such filing and disclosure. Purchaser will use its reasonable efforts to redact portions of the Agreement that Sprint identifies as described herein prior to its disclosure and filing with the SEC,
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except to the extent that disclosure of any such portions are required by the applicable rules, regulations, bulletins, and practices of the SEC. If Purchaser receives any notice or other indication from the SEC that its request for confidential treatment has been denied with respect to the identified pricing under this Agreement, it will promptly notify Sprint and the Parties will thereafter work together to coordinate the appropriate response.
16.	Assignment
Purchaser may not assign this Agreement without Sprint’s prior written consent unless the assignment is to an Affiliate or in connection with a Change of Control Event or Competitive Acquisition with regard to which the Agreement is not terminated pursuant to Section 14.1 above, which consent may be granted or denied in Sprint’s sole discretion. Sprint may not assign this Agreement without Purchaser’s prior written consent unless the assignment is to an Affiliate or in connection with the sale of all or substantially all of Sprint (and its Affiliates) assets, which consent may be granted or denied in Purchaser’s sole discretion. Neither Party shall be relieved of their obligations under this Agreement as a result of any assignment permitted under this Section 16 or otherwise. Any assignment in violation of this provision is null and void.
17.	General Provisions
17.1.	Notices and Inquiries
Except as otherwise provided, all notices and inquiries will be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, (with acknowledgment received by the courier), or by facsimile (with facsimile acknowledgment) addressed as follows:
If to Purchaser:
Cricket Communications, Inc.
Attn: General Counsel
5887 Copley Dr
San Diego, CA 92111
(f) (858) 587-2648
With a copy to:
Jeremiah Wolsk
Latham & Watkins, LLP
555 11th Street, NW, Suite 1000
Washington, DC 20004
If to Sprint:
Sprint Spectrum L.P. (d/b/a Sprint)
6360 Sprint Parkway
KSOPHE0402 — 4C727
Overland Park, KS 66251
Attention: Vice President, Customer Management — Wholesale
With a copy to:
Sprint Spectrum L.P. (d/b/a Sprint)
6450 Sprint Parkway
Overland Park, KS 66251
Attention: V.P., Law, Marketing and Sales (MVNO Support)
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Any Party may from time to time specify a different address by notice to the other Party. Any notice is considered given as of the date delivered.
17.2.	Construction
The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. The words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”. If any action or notice is to be taken or given on or by a particular calendar day, and that calendar day is not a business day for Sprint or Purchaser then the action or notice will be deferred until, or may be taken or given on, the next business day. Except as otherwise provided, if there are any inconsistencies between any Schedule or Exhibit, and the body of this Agreement, the body of this Agreement controls. If there is any conflict or inconsistency between the Private Label Operations Manual and this Agreement, this Agreement controls.
17.3.	Independent Contractors
The Parties do not intend to create any agency, partnership, joint venture or other profit-sharing arrangement, landlord-tenant, or lessor-lessee relationship, or any relationship other than seller-buyer. Purchaser will not represent itself (i) as an agent or representative of Sprint or (ii) as a purchaser of PCS Service in any way not specifically provided for herein. Each Party will be solely responsible for the payment of compensation, workers’ compensation, unemployment insurance and for withholding or paying employment related taxes to or with respect to its own employees. Sprint will be solely responsible for or entitled to the payment or receipt of any fees paid to or received from third party service providers with respect to data, content or services, if any.
17.4.	Survival
Sections 1 (Definitions), 2.7, 2.8 (with respect to any payment obligations thereunder that are due as of the effective date of termination, including as a result of acceleration under Section 2.8.1(h) or (i), and that may be due after the effective date of termination pursuant to Section 2.8.1(h)), 6 (Billing and Terms of Payment), 7.5 (Subpoena Compliance), 7.6 (Electronic Surveillance), 9 (Limitations of Liability), 10 (Trade Name, Trade Marks and Service Marks), 12 (Indemnification), 13.4 (Length of and Duties During the Phase-Out Period), 14 (with respect to any payment that may be due thereunder, but not with respect to increases to the Total Monthly Recurring Charge that would otherwise be triggered as a result of a Change of Control Event that occurs during the applicable phase-out period under Section 13.4), 14.2 (Rights to Market to End User Accounts in Connection with Liquidation or Dissolution), 14.3 (Non-Solicitation/Non-Disclosure Obligations; 14.4 (Remedies); 15 (Restrictions on Disclosure, Use, Storage and Handling of Confidential and End User Account Information), and 17 (General Provisions) of this Agreement will survive the termination or expiration of this Agreement.
17.5.	Headings
The article and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.
17.6.	Severability
Every provision of this Agreement is intended to be severable unless expressly indicated otherwise. If any term or provision of this Agreement is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the illegality, invalidity or unenforceability will not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects the intent.
17.7.	Governing Law; Venue
This Agreement will be governed by and construed in accordance with the procedural and substantive laws of the State of New York without giving effect to its choice of law rules. All actions and proceedings
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arising out of or relating to this Agreement shall be heard and determined in state federal court located in New York City, New York, and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding. Each Party hereby acknowledges that the foregoing venue provisions have been chosen as the appropriate and convenient forum for any such actions and waive any right to object to jurisdiction on the basis of lack of personal jurisdiction or forum non conveniens.
17.8.	Waiver of Jury Trial
Each Party waives its respective rights to a trial by jury of all claims or causes of action (including counterclaims) related to or arising out of this Agreement or the transactions contemplated by this Agreement brought by any Party against any other Party. This waiver applies to all subsequent amendments of this agreement.
17.9.	Counterpart Execution
This Agreement may be executed in any number of counterparts with the same effect as if each Party had signed the same document. All counterparts will be construed together and will constitute one agreement.
17.10.	Entire Agreement; Amendments
This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matters covered therein and supersede all prior agreements, oral or written, and other communications between the Parties relating to the subject matter of this Agreement. Except as otherwise provided in this Agreement, no amendment or modification of this Agreement will be valid or binding upon the Parties unless made in writing and signed by the duly authorized representatives of both Parties.
17.11.	Parties in Interest; Limitation on Rights of Others
Except as otherwise provided in this Agreement, this Agreement is binding upon and inures to the benefit of the Parties hereto and their permitted successors and assigns. Nothing in this Agreement, whether express or implied, will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement.
17.12.	Waivers; Remedies
The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce the term, but any waiver is effective only if in a writing signed by the Party against which the waiver is to be asserted. Except as otherwise provided in this Agreement, no failure or delay of any Party in exercising any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, or any abandonment or discontinuance of steps to enforce the right, preclude any other or further exercise thereof or the exercise of any other right.
17.13.	Force Majeure
If the performance of this Agreement is interfered with by any circumstance beyond the reasonable control of the Party affected, the Party affected by the force majeure is excused on a day-by-day basis to the extent of the interference, if the Party notifies the other Party as soon as practicable of the nature and expected duration of the claimed force majeure, uses all commercially reasonable efforts to avoid or remove the causes of nonperformance and resumes performance promptly after the causes have been removed. A “force majeure” under this Section 17.13 includes (i) acts of God, such as fire, flood, earthquake or other natural cause; (ii) terrorist events, riots, insurrections, war or national emergency; (iii) strikes, boycotts, lockouts or other labor difficulties to the extent the action is not attributable to any action or omission on the part of the Party seeking excuse under this Section 17.13; and (iv) judicial, legal or other action of any Governmental Authority to the extent the action is not attributable to any action or omission on the part of the Party seeking excuse under this Section 17.13.
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17.14.	Disclosure
Subject to Section 15.7 and except as required by applicable law or the rules of any stock exchange or association, neither Party shall make any media releases, public announcements or other similar disclosures relating to this Agreement, its subject matter or the purpose of this Agreement without obtaining the other Party’s consent in writing (including by electronic mail) prior to the release thereof (such consent not to be unreasonably withheld, conditioned, or delayed), and coordinating the release, announcement or disclosure with such other Party.
17.15.	Compliance with Laws
Each Party will perform its obligations hereunder in material compliance with all applicable material federal, state, county and local laws, rules, regulations and orders that apply to it, its operations and facilities.
17.16.	Audits
(a) Sprint shall maintain its records in a commercially reasonable manner and at all times in accordance with U.S. Generally Accepted Accounting Principles. Without limiting the generality of the foregoing, Sprint shall maintain its financial records and the raw data used to generate the Reporting Package in accordance with records retention policies established under prevailing industry practices.
(b) Sprint shall allow Purchaser and its auditors (including internal audit staff and external auditors) (collectively, the “Auditors”) to perform, at Purchaser’s cost, access to the Facilities, Sprint employees and employees of its agents who are performing Sprint’s obligations hereunder for purposes of conducting audits of (i) Sprint’s compliance with the terms and provisions of this Agreement or (ii) Sprint’s satisfaction of the requirements of any applicable law or the requirements of any Governmental Authority, including audits required to enable Purchaser to make any statements, attestations or similar certifications or statements which it is obligated to make pursuant to any applicable laws, rules or regulations of any Governmental Authority.
(c) Audits conducted by Persons other than inspectors and regulators under this Section 17.16 will be conducted in accordance with mutually agreed procedures and as follows: (i) Sprint may require the Purchaser’s employees or agents to conduct the audits requiring access to the premises of Sprint during normal working hours; (ii) Sprint may have an employee or representative present at all times during the audit; (iii) Purchaser will not have direct access to the Sprint computer databases that contain competitively sensitive information of Sprint without the consent of Sprint (but Sprint shall make available a suitable staff member who does have such access and the authority to provide information reasonably requested to Purchaser); (iv) Purchaser may review only those specific records of Sprint directly related to the obligations of Sprint under this Agreement and not those records to the extent they contain highly confidential information of Sprint that is not subject to disclosure under any instances (including information that details Sprint’s underlying cost structures or other similar information that is competitively sensitive except with respect to information necessary for the calculation of charges invoiced to Purchaser for Customized Services), in which event Sprint will provide a summary thereof containing as much information and detail as possible consistent with avoiding disclosing highly confidential or competitive information; (v) subject to subsection (iii) above, Purchaser shall have access to information and record detail supporting the calculation of any price adjustment under Schedule 1.0, including worksheets and calculations used by Sprint to make such calculation, and reasonable access to Sprint’s personnel who were materially involved in the calculation of such price or price adjustment.
(d) Purchaser will require that the Auditors conduct audits in such a fashion so as not to unreasonably interfere with Sprint’s normal course of business. Purchaser may
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use appropriate third party representatives to conduct its audit, provided that any representative or agent of Purchaser that participates in the audit may be required to execute and deliver a non-disclosure agreement in favor of Sprint. Sprint will cooperate in good faith with Purchaser and such representatives.
(e) Subject to the terms and provisions of Section 6.4, if an audit uncovers overcharges, Sprint shall promptly, and in no event later than 45 days after notice from Purchaser, refund the overcharge plus interest thereon at the Interest Rate, from the date of payment of the overcharge through the date the overcharge is refunded by Sprint. Following an audit, Sprint will use its commercially reasonable efforts to correct any agreed upon deficiencies related to performance uncovered by such audit.
(f) Sprint may request the results of any audit conducted by Purchaser to be reviewed by Sprint’s internal auditing staff or by Sprint’s independent accountants who then audit the publicly filed financial statements of Sprint ("Independent Auditors") with the results of such review reported back to Purchaser and Sprint, subject to all applicable confidentiality restrictions. For the avoidance of doubt, the Independent Auditors shall themselves have access (without the right to disseminate) to Sprint’s highly confidential records referred to above and not just to the summary. Sprint will bear the costs of any audit under this subsection.
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IN WITNESS WHEREOF, the Parties have caused this Private Label PCS Services Agreement to be executed by their respective duly authorized representatives on the date indicated below.

SPRINT SPECTRUM L.P.		CRICKET COMMUNICATIONS, INC.

By:	/s/ WT Esrey	By:	/s/ S. Douglas Hutcheson
Name: Bill Esrey		Name: S. Douglas Hutcheson
Title: Vice President		Title: CEO
Date: 8/2/10		Date:
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Schedule 1.0
PCS Services
1.	Description of Services, Rates and Charges

Itemized below are the charges for the PCS Service.

2.	Rates and Charges

The rates and charges under this Agreement are exclusively those set forth in Schedule 1.0 and such other rates, charges, costs and fees expressly set forth or otherwise referenced in this Agreement, including charges for Customized Services under Section 5.7 of this Agreement. Any other rates and charges will be as mutually agreed by the Parties pursuant to a written amendment to this Agreement; provided, however, that Sprint acknowledges and agrees that there are a number of its obligations for which there is not a separate charge or rate specified in this Agreement and that nothing in this Schedule 1.0 shall limit Sprint’s responsibility to perform its obligations in accordance with this Agreement.

There shall be no adjustments to the charges or rates under this Agreement or additional amounts payable under this Agreement except as specifically set forth in this Agreement, including this Schedule 1.0.

Allocation of responsibility for taxes and certain other applicable fees and surcharges between the Parties is set forth in Section 6.5 of the Agreement.
2.1.	Handset and Aircard Service Usage Pricing
2.1.1.	MRC Price Plans — Handsets.
Purchaser may assign each End User with a Handset to any Pricing Bundle (as defined in Section 2.1.1(a)) or, subject to applicable restrictions, the Suspend Plan described in Section 2.1.1(b).
(a)	Monthly Recurring Charge — Handsets.
For purposes of this Schedule 1.0,
“Base MRC Bundles” mean the bundle plans set forth in Table 1-2 below, as the usage in such plans may be adjusted in accordance with Section 2.1.3.
“EOP Active End User” means an End User who is assigned to a Pricing Bundle as of the end of a monthly billing cycle.
“Monthly Average Handset End Users” for a monthly billing cycle means the total number of Net End Users on the first day of the monthly billing cycle and the number of Net End Users at the end of the monthly billing cycle, divided by two (2). For this purpose, Net End Users exclude End Users who only have a Wireless Data Device.
“Pricing Bundles” means the Base MRC Bundles and any of the bundle plans established pursuant to Section 2.1.3 or 2.1.4.
For each End User assigned to any Pricing Bundle during a monthly billing cycle, Sprint will determine the applicable Monthly Average Handset End User tier set forth in Table 1-1 for such billing cycle based on the number of Monthly Average Handset End Users assigned to any and all Pricing Bundles or the Suspend Plan, which is calculated as of the last day of the immediately preceding calendar month.
The Monthly Recurring Charges for a monthly billing cycle shall be the sum of the Pricing Bundle MRCs for such cycle. “Pricing Bundle MRC” for a Pricing Bundle is:

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(i) the Monthly Recurring Charge under Table 1-1 that applies to the Pricing Bundle during such cycle; multiplied by
(ii) the total number of End Users assigned to such Pricing Bundle during the monthly billing cycle;
as reduced to reflect any partial monthly billing cycle in accordance with the immediately following paragraph.
The Monthly Recurring Charges for an End User shall be prorated for any partial monthly billing cycle during which the End User is assigned to a Pricing Bundle in accordance with the pro-rating methodology described in Attachment No. 2. For example, if an End User is assigned to a Base MRC Bundle for the first half of a monthly billing cycle, then the Monthly Recurring Charges for such End User for such monthly billing cycle of that Contract Year shall be 50% of the applicable Monthly Recurring Charge. More detailed examples of proration are set forth in Attachment No. 2.
Table 1-1: Monthly Recurring Charge

Monthly	Monthly
Average	Recurring Rate
Handset End	for Pricing
Users	Bundle 1	[***]
[***]	$[***]	$[***]
Table 1-2: Pricing Bundles as of the Effective Date

Service Plan Component
SMS
Pricing	Voice Minutes	(terminated or
Bundle	(MOU)	originated)	Data (MB)
1	[***]	[***]	[***]
[***]	[***]	[***]	[***]
As used above, “MOU” means minutes of voice usage on the Sprint Network during a billing cycle. MOUs exclude all minutes during which the End User is Roaming (domestic and international), and any minutes of use attributable to an incomplete call.
As used above, “SMS” means an alphanumeric message of up to 160 characters that an End User sends or receives on the Sprint Network. SMSs exclude all Roaming (domestic and international).

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As used above, “MB” means megabytes (i.e., 1,048,576 bytes, or 2 to the 20th power) of data usage by an End User on the Sprint Network other than in connection with sending or receiving SMSs and “KB” means Kilobytes (i.e., 1,024 bytes, or 2 to the 10th power) of data usage by an End User on the Sprint Network other than in connection with sending or receiving SMSs. MB exclude all Roaming (domestic and international). For purposes of clarity, the usage of data and charges therefor are set forth in this Schedule 1.0 in MBs, but Sprint shall measure and invoice for such usage on a per KB basis.
In addition, if in any monthly billing cycle Purchaser has MOU, SMS or MB Overage (as defined below), Sprint shall charge Purchaser an amount equal to [***]
The calculation of the overage charges for a monthly billing cycle will be made [***] for each of MOU, SMS and Data. For purposes of this Schedule 1.0, “MOU, SMS or MB Overage” with respect to a monthly billing cycle is calculated as follows:
MOU, SMS or MB Overage = [***]
A = total usage of the applicable category of usage (MOU, SMS, and MB) for [***] during the monthly billing cycle
Bx = Dx x Ex, where “x” is the number assigned to the Pricing Bundle (e.g., Pricing Bundle 1, [***])
C = the applicable overage rate set forth in Table 1-3
Dx = the total number of EOP [***] as of the last day of the monthly billing cycle, where “x” is the number assigned to such Pricing Bundle
Ex = the level of usage set forth in Table 1-2 included in the applicable category of usage with respect to the applicable Pricing Bundle, where “x” is the number assigned to such Pricing Bundle
Table 1-3: Overage Rates

Per SMS
Voice (per	(terminated or
MOU)	originated)	Data (per MB)
$[***]	$[***]	$[***]
An example of the calculation of overage charges is set forth in Attachment 4.0 For reference, the per KB rate is $[***].
(b)	Suspend Plan.
For End Users assigned to the Suspend Plan, Sprint will charge Purchaser the usage rates set forth in Table 1-4 below for minutes of use of Service. There is no Monthly Recurring Charge or Overage for End Users assigned the Suspend Plan and all usage of such End Users will be billed on a per unit basis as set forth below.

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Table 1-4: Suspend Plan Per Unit Pricing

Per SMS
Voice (per	(terminated or
MOU)	originated)	Data (per MB)
$[***]	$[***]	$[***]
For reference, the per KB rate is $[***].
Purchaser will not knowingly assign an End User to the Suspend Plan for greater than [***] days. If Sprint provides notice to Purchaser that an End User has been assigned to the Suspend Plan for a period of greater than [***] days Purchaser will thereafter terminate the End User or assign such End User to one of the other Pricing Bundles. If Purchaser does not terminate such End User or assign such End User to another Pricing Bundle within five days of receipt of notice, Sprint may assign the End User to Pricing Bundle 1 under Section 2.1.1(a), and charge the Bundle 1 Monthly Recurring Charge set forth in Table 1-1, and such End Users will be included in the calculation of Net End Users for such plan and will otherwise be treated as an End User assigned Pricing Bundle 1. Purchaser agrees that it will not change plan assignments with the purpose of artificially extending the [***] day period.
2.1.2.	Price Plans — Wireless Data Device
The charge for End Users’ use of a Wireless Data Device during a billing cycle is the product of the aggregate number of MBs of usage on the Sprint Network by such Wireless Data Devices and $[***]. For reference, the per KB rate is $[***]. There is no Monthly Recurring Charge or Overage for use of Wireless Data Devices.
2.1.3.	Review of Existing Pricing Bundles.
At the end of each [***] during the Term commencing with [***], Purchaser may request that Sprint and Purchaser review the actual average MOU, SMS and MB across all End Users with respect to any of the then-current Pricing Bundles. If the actual average MOUs, SMSs or MBs by Handsets assigned to End Users who have selected the same Pricing Bundle during the [***] deviates from the MOU, SMS and/or MB included in such Pricing Bundle by more than the Deadband Percentage, Purchaser may request, and Sprint shall propose within 30 days of such request, commercially reasonable adjustments to the MOU, SMS or MB levels of the applicable then-current Pricing Bundle and the Monthly Recurring Charges associated therewith. The “Deadband Percentage” for a category of usage (i.e., MOU, SMS or MB) with fewer than [***] units is [***]% and for a category of usage with [***] or more units is [***]%. If the Parties are unable to agree to such Monthly Recurring Charge within 60 days of Purchaser’s request and Purchaser still wishes to implement a change to the existing Pricing Bundle(s), Purchaser may treat the reasonableness of Sprint’s proposed adjustment as a dispute under the Agreement. Once the Parties have established a change to an existing Pricing Bundle under this paragraph, such Pricing Bundle will be effective on the first day of the monthly billing cycle immediately following such establishment.

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2.1.4.	New Pricing Bundles
From time to time during the Term, Purchaser may request that new Pricing Bundles be created and implemented. Within 30 days of receipt of such a request, Sprint shall propose a commercially reasonable Monthly Recurring Charge for the new Pricing Bundle. The Parties will then meet to negotiate in good faith such request and response, it being understand that if the Parties are unable to agree to the applicable Monthly Recurring Charge within 60 days after Purchaser’s request under this Section 2.1.4, and Purchaser still wishes to establish the new Pricing Bundle(s), Purchaser may treat the reasonableness of Sprint’s proposed Monthly Recurring Charge as a dispute under the Agreement Once the Parties have established a new Pricing Bundle under this paragraph, such Pricing Bundle will be effective on the first day of the monthly billing cycle immediately following such establishment.
2.1.5.	Price Protection
(a)	General. On August 4, 2010, the In-Service Date and every [***] anniversary of the In-Service Date during the Term (each, a “Benchmark Date”), the Parties will determine the Benchmark Retail Price [***] (as defined in Section 2.1.5(h) below) and conduct the analysis set forth in this Section 2.1.5.

(b)	Adjustment Amount. In the event of any change in the [***] from the [***] determined as of the immediately preceding Benchmark Date, each Monthly Recurring Charge shall be modified in an amount equal to [***]; provided, however, that although there shall [***] adjustment under this provision, any [***] adjustment that [***] applied will be used to [***] any [***] adjustments until such time as the [***] of such [***] adjustments have been [***] (i.e. if there is an [***]of [***[ that [***] will be used to [***] the [***] has been [***]). In addition to the foregoing, there shall be [***] adjustment under this Section 2.1.5(b) as a result of a change in the [***] during the period commencing on August 4, 2010 and ending on the In Service Date unless the such change is [***] of the [***] as of August 4, 2010 and only by an amount equal to [***] of the adjustment that [***] apply under this Section 2.1.5(b).

(c)	Implementation of Adjustments. The Parties will determine each Benchmark Retail Price [***] to be used to calculate the [***] and calculate the [***] within 30 days of each Benchmark Date. Any adjustments under this Section 2.1.5 will be prospective only and will be effective as of the first day of the first full billing cycle following the applicable Benchmark Date.

(d)	Limited Application of Adjustments. For purposes of clarification, any adjustment determined under this Section 2.1.5 will be used to adjust only the Monthly Recurring Charges for Handsets set forth in Section 2.1.1(a) of this Schedule 1.0 and any additional Monthly Recurring Charges for new Pricing Bundles that may be established pursuant to Section 2.1.4 (each, a “Handset Offering Monthly Recurring Charge”). In

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no event will the adjustments (if any) determined under this Section 2.1.5 be applied to any other pricing under this Agreement.

(e)	Adjustment Limitation. Except as specifically set forth in this Section 2.1.5(e), [***] (i) the Handset Offering Monthly Recurring Charges set forth in Section 2.1.1(a) of this Schedule 1.0 for any Base MRC Plan [***] the applicable amount from the table below; or (ii) the Handset Offering Monthly Recurring Charges for any other Pricing Bundle [***] Monthly Recurring Charge for such Pricing Bundle as established in accordance with Section 2.1.3 or 2.1.4, as the case may be.
Table 1-5: Pricing Adjustment Limitations

Bundle (Section 2.1.1(a) , Table 1-2 of	Limitation on Adjustments
this Schedule 1.0)	to MRC in Section 2.1.1(a)
1	$[***]
[***]	$[***]
(f)	If, absent the limitation under Section 2.1.5(e), an adjustment would result in a Monthly Recurring Charge of less than $[***] for [***] at Purchaser’s then-effective volume tier in Table 1-1, prior to implementing such adjustment, Sprint may elect to either: (A) [***] of the adjustments to Monthly Recurring Charges for [***] Pricing Bundles in accordance with this Section 2.1.5; or (B) [***] such adjustments to the extent such adjustments would result in a monthly recurring charge of [***] than the applicable amounts from Table 1-5 (i.e. the Monthly Recurring Charge would thereafter be set at [***] Monthly Recurring Charge for each Pricing Bundle in effect as of the applicable Benchmarking Date). If Sprint elects to [***] any such adjustment, [***].

(g)	Sprint shall make its election under Section 2.1.5(f) within 30 days of the determination of the adjustment that that gives rise to the election.

(h)	Definitions. Capitalized terms not otherwise defined below or in this Section 2.1.5 will have the meanings set forth in the Agreement.

“Benchmark [***] Plan” means a retail, consumer, Prepaid Wireless Service Offering offered by the National Prepaid Service Provider as of the applicable Benchmark Date that has the following characteristics: [***]. The Benchmark [***] Plans in the United States as of the Effective Date are set forth in Attachment No. 3.

“National Prepaid Service Provider” means any provider of Prepaid Wireless Service Offerings in the United States that has at least [***] subscribers enrolled in such Prepaid Wireless Service Offerings as of the applicable Benchmark Date. For example, [***] and [***] will each be used in the calculation as separate and distinct National Prepaid

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Providers. In the case of such providers, other than Sprint or Purchaser, that do not separately report the number of subscribers for each brand or brands with respect to Prepaid Wireless Service Offerings, the number of subscribers for each such brand shall be the aggregate number of subscribers of the provider’s Prepaid Wireless Service Offerings.

[***]

“Benchmark Retail Price [***]” means with respect to a Benchmark [***] Plan as of a Benchmark Date, the most recently published monthly charge for such Benchmark [***] Plan as of such Benchmark Date, plus any applicable fees and surcharges associated with such plan that are not included in the monthly charge.

(i)	Change in Pricing Structures; Insufficient Number of National Prepaid Service Providers. The Parties agree to negotiate in good faith to agree to appropriate modifications or replacements to this Section 2.1.5 if on any Benchmark Date (i) there are fewer than [***] Benchmark [***] Plans, (ii) there are fewer than [***] National Prepaid Service Providers, or (iii) any of Purchaser, [***] or [***] have ceased offering a Benchmark [***] Plan.

(j)	Examples. The Parties shall use reasonable efforts to develop an appropriate example of the calculations and adjustments under this Section 2.1.5 and will attach such example to this Schedule 1.0.
2.1.6.	Voice PCS Service — Included

There shall be no charge for End Users’ utilization of the features identified in this Section 2.1.6 other than the applicable MOUs, if any.
•	Call Forwarding

•	Call Waiting

•	Three Way Calling
(However, if Purchaser utilizes Telcordia to enable Purchaser to offer pre-paid services to End Users, Three Way Calling will not be available.)
•	Caller ID

•	Caller ID Blocking (Purchaser must elect)

•	Basic Network Fraud Monitoring

•	Voicemail (Purchaser must elect)

•	Toll Blocking (Purchaser must elect)
In addition, Sprint shall provide the daily, weekly and monthly reports described in the Private Label Operations Manual at the frequency specified therein.

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2.2.	Automatic Roaming Charges:

Sprint shall charge for End Users’ Roaming.
2.2.1.	Automatic Domestic Roaming — Voice
Sprint shall make available to Purchaser domestic voice Roaming service for End Users (and not for other Purchaser subscribers that are homed to networks other than the Sprint Network and not for subscribers other than those provisioned to the Sprint Network under this Agreement) in accordance with this paragraph. Sprint will charge Purchaser a blended pass through rate based on Sprint’s most recent quarterly rates for domestic Roaming, plus all other applicable charges imposed by Governmental Authorities or the third party roaming service provider, such as taxes and toll charges. From and after the Effective Date, domestic voice Roaming rates will be updated quarterly based on Sprint’s most recent quarterly rates for domestic Roaming. The blended pass through rates Sprint will charge Purchaser for domestic voice Roaming service will be calculated by dividing the total domestic voice Roaming charges invoiced to Sprint by its Roaming partners during a calendar quarter by the total domestic voice Roaming MOUs for such calendar quarter. The blended pass through per minute rate for domestic voice Roaming service as of the Effective Date is $[***].
2.2.2.	Automatic Domestic Roaming — Data
Sprint shall make available domestic data transport Roaming service described in this Section 2.2.2 to Purchaser after Purchaser’s written request, the timing of the availability of domestic data transport Roaming service to Purchaser being subject to technical, resource and logistical constraints of Sprint and its Roaming providers. For domestic data transport Roaming MB usage, Sprint will charge Purchaser a blended pass through rate based on Sprint’s most recent quarterly rates for domestic data transport Roaming, plus all other applicable charges imposed by Governmental Authorities or the third party roaming service provider, such as taxes and toll charges. Domestic data transport Roaming rates will be updated quarterly based on Sprint’s most recent quarterly rates for domestic data transport Roaming. The blended pass through rates Sprint will charge Purchaser for domestic data transport Roaming MB usage will be calculated by dividing the total domestic data transport Roaming charges invoiced to Sprint by its Roaming partners during a calendar quarter by the total domestic data transport Roaming MB usage for such calendar quarter. The blended pass through per MB rate for domestic data Roaming service as of the Effective Date is $[***]. For reference, the blended pass through per KB rate for domestic data Roaming service as of the Effective Date is $[***].
2.2.3.	Automatic International Roaming — Voice
Sprint shall make available voice international Roaming service to Purchaser for End Users in all countries where Sprint provides voice international Roaming. Sprint will charge Purchaser the blended pass through rates in the 4 categories listed set forth in Table 2.2.2 below, based on Sprint’s most recent quarterly rates for voice international Roaming, plus all other applicable charges imposed by Governmental Authorities or the third party roaming service provider, such as taxes and toll charges. From and after the Effective Date, Sprint will perform a quarterly analysis of Sprint’s voice international Roaming rates with respect to each of the 4 categories listed in the table below, and if such analysis results in a different blended pass through rate for any

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such category. Sprint will update the rate it charges for such category accordingly. The blended pass through rates Sprint will charge Purchaser for international voice Roaming service will be calculated by dividing the total international voice Roaming charges invoiced to Sprint by its Roaming partners during a calendar quarter by the total international voice Roaming MOUs for such calendar quarter. The blended pass through per minute rates for international voice Roaming service as of the Effective Date is set forth in Table 1-6.
Table 1-6: Blended Pass Through Rates for Voice
(International) As Of the Effective Date

Country	Per Minute
Guam, Puerto Rico, & US Virgin Islands	$	[***]
Canada	$	[***]
Mexico	$	[***]
All other countries (i.e., except Guam, Puerto Rico, US Virgin Islands, Canada & Mexico)	$	[***]
2.2.4.	Automatic International Roaming — Data
Sprint shall make available international data transport Roaming service described in this Section 2.2.4 to Purchaser after Purchaser’s written request, the timing of the availability of international data transport Roaming service to Purchaser being subject to technical, resource and logistical constraints of Sprint and its Roaming providers. For international data transport Roaming MB usage, Sprint will charge Purchaser a blended pass through rate based on Sprint’s most recent quarterly rates for international data transport Roaming, plus all other applicable charges imposed by Governmental Authorities or the third party roaming service provider, such as taxes and toll charges. International data transport Roaming rates will be updated quarterly based on Sprint’s most recent quarterly rates for international data transport Roaming. The blended pass through rates Sprint will charge Purchaser for international data transport Roaming KB usage will be calculated by dividing the total international data transport Roaming charges invoiced to Sprint by its Roaming partners during a calendar quarter by the total international data transport Roaming KB usage for such calendar quarter. The blended pass through per MB rate for international data transport Roaming service as of the Effective Date is set forth in Table 1-7. For reference, the blended pass through per KB rate for international data transport Roaming service as of the Effective Date is also set forth in Table 1-7.

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Table 1-7: Blended Pass Through Rates for Data (International)
As Of the Effective Date

Country	Per MB Rate		Per KB Rate
Canada	$	[***]	$	[***]
Guam	$	[***]	$	[***]
Mexico	$	[***]	$	[***]
Puerto Rico	$	[***]	$	[***]
All other countries (i.e., except Guam, Puerto Rico, Canada & Mexico)	$	[***]	$	[***]
2.2.5.	Automatic Domestic Roaming — SMS
Sprint will charge Purchaser a blended pass through rate for all Roaming SMS usage based on Sprint’s most recent quarterly rates for all Roaming SMS, plus all other applicable charges imposed by Governmental Authorities or the third party roaming service provider, such as taxes and toll charges. All Roaming SMS rates will be updated quarterly based on Sprint’s most recent quarterly rates for all Roaming SMS.
2.2.6.	Automatic International Roaming — SMS
Sprint will charge Purchaser a blended pass through rate for all Roaming International SMS usage based on Sprint’s most recent quarterly rates for all Roaming International SMS, plus all other applicable charges imposed by Governmental Authorities or the third party roaming service provider, such as taxes and toll charges. All Roaming International SMS rates will be updated quarterly based on Sprint’s most recent quarterly rates for all Roaming International SMS.
2.2.7.	Blocking Roaming
At Purchaser’s sole discretion and election, it may block all data roaming (not on an End User by End User basis. At Purchaser’s sole discretion and election, it may block voice (international and domestic roaming) and SMS roaming by assigning the appropriate roaming list to such End Users through the provisioning process.
2.3.	Manual Roaming Charges:
Manual Roaming charges are billed directly to the End User credit or calling card by the serving carrier at carrier defined rates.
2.4.	International Toll Charges:
Purchaser shall have the right to elect to have Sprint provide international toll services to Purchaser and charge Purchaser the international per minute base rates set forth in Attachment No. 1 to Schedule 1.0 or have Sprint route toll calls to Purchaser as set forth in Section 4.1 of Schedule 5.0.
2.5.	Short Message Service (SMS)
2.5.1	Mobile Terminated SMS Messages (MTSMS)

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Each MTSMS message can include up to 160 characters. Individual Devices may not be able to receive an MTSMS if the Device is: (a) turned off; (b) Roaming; or (c) traveling in a Market that does not have text messaging capabilities. Purchaser must pay for each MTSMS message regardless of whether or not it is actually delivered to a Device.

2.5.2 Mobile Originated SMS Messages (MOSMS)

Each End User MOSMS message can include up to 160 characters. Individual Devices must have mobile originations capabilities in the Device client. Individual Devices may not be able to terminate the origination of a message if the Device is (a) not provisioned; (b) turned off; or (c) traveling in a Sprint Service Provider Affiliate Market that does not have text messaging capabilities. Purchaser will pay for each MOSMS regardless of whether or not it is actually terminated to a Device.
2.6.	Reserved

2.7.	LBS Charges

As requested by Purchaser, Sprint will provide access to Sprint’s base station almanac allowing Purchaser to provide location-based services independently at the following rates: For purposes of clarity, there shall be a single monthly charge for any month based on the number of Net End Users for such month (e.g., the monthly charge under this Section 2.7 for a month in which the Net End Users is 1,500,000 would be $[***].

Net End Users	Monthly Charge
[***]
There shall be no charges imposed under this Section 2.7 prior to the In Service Date.

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2.8.	Other Charges:
2.8.1.	Call Forwarding: standard airtime rates (per unit or MRC MOU decrement, as applicable) will apply. Sprint will enable and authorize Purchaser, at Purchaser’s sole discretion and election, to block an End User from receiving Call Forwarding capabilities.

2.8.2.	Operator Services: Sprint will not provide Operator Services under this agreement and will route Operator Services calls back to Purchaser for processing. Sprint’s standard airtime (per unit or MRC MOU decrement, as applicable) and applicable toll charges will apply.

2.8.3.	Directory Assistance: Sprint will not provide Directory Assistance under this agreement and will route Directory Assistance calls back to Purchaser for processing. Sprint’s standard airtime (per unit or MRC MOU decrement, as applicable) and applicable toll charges will apply.

2.8.4.	911 and E911: Standard airtime (per unit or MRC MOU decrement, as applicable) will apply.

2.8.5.	Wireless Local Number Portability: Sprint will charge Purchaser $[***] per End User port (both incoming and outgoing).

2.8.6.	611 — Direct Routing to Purchaser’s Customer Care:

Implementation: $[***]

Sprint agrees that this implementation charge shall only be charged to Purchaser if Purchaser fails to meet its obligation to pay the Minimum Annual Revenue Commitment for the 2011 Contract Year, as such Minimum Annual Revenue Commitment may be adjusted or deferred in accordance with this Agreement. If Purchaser pays the Minimum Annual Revenue Commitment for the 2011 Contract Year, Sprint shall waive this implementation charge and Purchaser shall have no obligation to pay it.

Airtime Rates: Standard airtime rates (per unit or MRC MOU decrement, as applicable) will apply

This service allows Purchaser’s End Users to be directly routed to Purchaser’s customer care when dialing 611.

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2.8.7.	Call Tracing: $[***] per request

2.8.8.	Voicemail Password Reset: $[***]

2.8.9.	Custom Routing Code: $[***] per custom routing code requested by Purchaser after the In Service Date that allows Purchaser to provide a unique code for End User customer care calls, subject to availability.

2.8.10.	Non-standard reports: As quoted pursuant to the Work Order process described in the Agreement.

2.8.11.	Device Certification: As quoted pursuant to the Work Order process described in the Agreement.
2.9.	Initial Implementation Fee

Sprint will charge Purchaser an “Initial Implementation Fee” of $[***], which will include the account setup services described below in this Section 2.9. The Initial Implementation Fee will be invoiced by Sprint upon completion of the account setup services.

Sprint agrees that this Initial Implementation Fee shall [***].

2.10.	Account Setup Services

Sprint will perform the following account setup services:
•	Establish Purchaser’s account in Sprint’s wholesale billing system;

•	Build Purchaser’s price plans in the Sprint wholesale billing system;

•	Build Purchaser’s product feature codes (SOCs) in the Sprint wholesale billing system;

•	Establish access to Sprint’s Citrix server for Purchaser’s staff;

•	Establish MVNO.com access for Purchaser’s staff;

•	Establish Purchaser’s access to Sprint’s trouble ticketing system;

•	Establish Purchaser’s access to Sprint’s WLNP porting systems;

•	Establish Purchaser’s access to Sprint’s MapServer tool;

•	Establish technical points of contact (TPOC) with Sprint’s help desk and rapid problem management (RPM) group; and

•	Coordinate connectivity between Sprint and Purchaser’s data center (Purchaser is responsible for applicable circuit costs).
2.11.	Application Provisioning Interface (“API”)

API Implementation Fee: $[***]

If requested by Purchaser, Sprint will implement API for Purchaser. The API implementation includes up to 6 weeks of access to the Sprint release test bed using standard test data. Unique data requests, unique test bed access, and access to the test

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bed beyond 6 weeks will only be available pursuant to a Work Order and subject to payment of fees determined under such Work Order. API will allow Purchaser to provision End Users through Purchaser’s billing/activation system which will interface with and update Sprint’s billing system automatically. API will be able to perform End User subscription activities that would otherwise be performed on the Sprint maintained Private Label Services web site (e.g, activations, deactivations, suspends, feature changes). In order to receive API, Purchaser must establish a direct connection into the Sprint data center through a dedicated circuit at Purchaser’s expense. Purchaser may utilize the same direct connection to Sprint for MAF, API and AMS. However, Purchaser is responsible for monitoring and ensuring adequate capacity on its circuit(s). API will be provided as set forth in the Agreement and the Functional Requirements Specification document provided to Purchaser by Sprint.

Sprint agrees that this implementation charge shall [***].

2.12.	Billing Records Interfaces

Billing Records Interfaces Implementation Fee: $[***]

Message Acquisition & Formatting (“MAF”) and Application Mediation System (“AMS”) are individually referred to as a “Billing Records Interface” and jointly referred to as “Billing Records Interfaces.” Subject to Purchaser’s payment of the Billing Records Interfaces implementation fee, Sprint will implement one Billing Records Interface or both Billing Records Interfaces, as designated by Purchaser.

Sprint agrees that this implementation charge shall [***].
2.12.1.	Message Acquisition & Formatting (MAF)

If requested by Purchaser, Sprint will implement MAF for Purchaser as described in Section 2.12 above. MAF will allow Purchaser to receive unrated Call Detail Records (“CDRs”) on a near real-time basis. In order to receive MAF, Purchaser must obtain a license to use CIBER formatted records from MACH at Purchaser’s sole expense. In addition, in order to receive access to the MAF data, Purchaser, at its sole expense, will need to establish a direct connection to Sprint through a dedicated circuit, complete a MAF questionnaire, and comply with the requirements set out in the Private Label Operations Manual and other applicable documentation provided by Sprint. Sprint will not provide access to MAF until all such requirements are met. Purchaser may utilize the same direct connection to Sprint for MAF, API and AMS. However, Purchaser is responsible for monitoring and ensuring adequate capacity on its circuit(s). MAF will be provided as set forth in the Agreement and the Private Label Operations Manual.

2.12.2.	Application Mediation System (AMS)

If requested by Purchaser, Sprint will implement AMS for Purchaser as described in Section 2.12 above. AMS will provide Purchaser with unrated 3G packet data transport usage billing records (“IPDRs”) and, where applicable, transactional detail records (“TDRs”), which will allow Purchaser to rate 3G Data Services on a per kilobyte basis. In order to receive access to AMS data records, Purchaser, at its sole expense, will need to establish a direct connection to Sprint through a dedicated circuit, and comply with the requirements set out in the Private Label

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Operations Manual and other applicable documentation provided by Sprint. Purchaser may utilize the same direct connection to Sprint for MAF, API and AMS. However, Purchaser is responsible for monitoring and ensuring adequate capacity on its circuit(s). Sprint will not provide access to AMS until all such requirements are met. AMS will be provided as set forth in the Agreement and the Private Label Operations Manual.
2.13.	Application to Person SMS Connectivity (“A2P”)

A2P Implementation Fee: $[***]

If requested by Purchaser pursuant to a Work Order and subject to payment of the A2P implementation fee, Sprint will implement A2P for Purchaser. A2P will allow Purchaser to send SMS messages to Devices from an application service whereby A2P traffic is sent through Sprint’s short message peer to peer (“SMPP”) protocol by direct connection to Sprint’s messaging infrastructure. Sprint will invoice Purchaser for all SMS messages Purchaser sends through A2P at the rates set forth above in this Schedule 1.0. In order to send SMS messages through the SMPP, Purchaser, at its sole expense, will need to establish a direct connection to Sprint in accordance with the specifications in the “SMPP Protocol Requirements and NCRF Template” document, complete required request forms, and comply with the requirements set out in the Private Label Operations Manual and SMPP Protocol Requirements and NCRF Template provided by Sprint. Sprint will not provide access to A2P until all such requirements are met. A2P will be provided as set forth in the Agreement, the Private Label Operations Manual, and the SMPP Protocol Requirements and NCRF Template.

Sprint agrees that this implementation charge shall [***].
3.	Procedures and Guidelines

Sprint shall round usage and pro-rate service plan prices in accordance with Attachment No. 2 to this Schedule 1.0. If Sprint modifies its rounding or pro-rating methodology in the future, it will provide Purchaser with commercially reasonable notice of such changes and to the extent such changes result in material adverse financial impacts on Purchaser, Sprint will make such adjustments (whether through credits, refunds or adjustments to charges) as are necessary to negate such adverse financial impacts.

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Attachment No. 1 — International Toll Charges

*	denotes NADP countries

		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
Afghanistan	93	$[***]	$[***]
Albania	355	$[***]	$[***]
Algeria	213	$[***]	$[***]
American Samoa	+1-684*	$[***]	$[***]
Andorra	376	$[***]	$[***]
Angola	244	$[***]	$[***]
Anguilla	+1-264*	$[***]	$[***]
Antigua & Barbuda	+1-268*	$[***]	$[***]
Argentina	54	$[***]	$[***]
Armenia	374	$[***]	$[***]
Aruba	297	$[***]	$[***]
Ascension Island	247	$[***]	$[***]
Australia — all calls except to Satellite	61	$[***]	$[***]
Australia — all calls to Satellite	611	$[***]	$[***]
Australian External Territories	672	$[***]	$[***]
Austria	43	$[***]	$[***]
Azerbaijan	994	$[***]	$[***]
Bahamas	+1-242*	$[***]	$[***]
Bahrain	973	$[***]	$[***]
Bangladesh	880	$[***]	$[***]
Barbados	+1-246*	$[***]	$[***]
Belarus	375	$[***]	$[***]
Belgium	32	$[***]	$[***]
Belize	501	$[***]	$[***]
Benin	229	$[***]	$[***]
Bermuda	+1-441*	$[***]	$[***]

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		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
Bhutan	975	$[***]	$[***]
Bolivia	591	$[***]	$[***]
Bosnia & Herzegovina	387	$[***]	$[***]
Botswana	267	$[***]	$[***]
Brazil	55	$[***]	$[***]
British Virgin Islands	+1-284*	$[***]	$[***]
Brunei	673	$[***]	$[***]
Bulgaria	359	$[***]	$[***]
Burkina Faso	226	$[***]	$[***]
Burundi	257	$[***]	$[***]
Cambodia	855	$[***]	$[***]
Cameroon	237	$[***]	$[***]
Canada	+1*	$[***]	$[***]
Canada — Northern Territories - 867	867	$[***]	$[***]
Cape Verde Islands	238	$[***]	$[***]

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Attachment No. 1 to Schedule 1.0 (continued)
International Toll Charges

*	denotes NADP countries

		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
Cayman Islands	+1-345*	$[***]	$[***]
Central African Republic	236	$[***]	$[***]
Chad Republic	235	$[***]	$[***]
Chile	56	$[***]	$[***]
China	86	$[***]	$[***]
Colombia	57	$[***]	$[***]
Comoros	269	$[***]	$[***]
Congo	242	$[***]	$[***]
Congo Dem Rep. (Zaire)	243	$[***]	$[***]
Cook Islands	682	$[***]	$[***]
Costa Rica	506	$[***]	$[***]
Croatia	385	$[***]	$[***]
Cuba	53	$[***]	$[***]
Cuba — Guantanamo Bay	5399	$[***]	$[***]
Cyprus	357	$[***]	$[***]
Czech Republic	420	$[***]	$[***]
Denmark	45	$[***]	$[***]
Diego Garcia	246	$[***]	$[***]
Djibouti	253	$[***]	$[***]
Dominica	+1-767*	$[***]	$[***]
Dominican Republic	+1-809* and +1-829*	$[***]	$[***]
East Timor	670	$[***]	$[***]
Ecuador	593	$[***]	$[***]
Egypt	20	$[***]	$[***]
El Salvador	503	$[***]	$[***]

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		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
Equatorial Guinea	240	$[***]	$[***]
Eritrea	291	$[***]	$[***]
Estonia	372	$[***]	$[***]
Ethiopia	251	$[***]	$[***]
Falkland Islands	500	$[***]	$[***]
Faroe Islands	298	$[***]	$[***]
Fiji Islands	679	$[***]	$[***]
Finland	358	$[***]	$[***]
France	33	$[***]	$[***]
French Guiana	594	$[***]	$[***]
French Polynesia	689	$[***]	$[***]
Gabon	241	$[***]	$[***]
Gambia	220	$[***]	$[***]
Georgia	995	$[***]	$[***]
Germany	49	$[***]	$[***]
Ghana	233	$[***]	$[***]
Gibraltar	350	$[***]	$[***]

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Attachment No. 1 to Schedule 1.0 (continued)
International Toll Charges

*	denotes NADP countries

		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
Global Mobile Satellite System (GMSS) — Iridium-6	8816	$[***]	$[***]
Global Mobile Satellite System (GMSS) — Iridium-7	8817	$[***]	$[***]
Global Mobile Satellite System (GMSS) — Globalstar-8	8818	$[***]	$[***]
Global Mobile Satellite System (GMSS) — Globalstar-9	8819	$[***]	$[***]
Greece	30	$[***]	$[***]
Greenland	299	$[***]	$[***]
Grenada	+1-473*	$[***]	$[***]
Guadeloupe	590	$[***]	$[***]
Guatemala	502	$[***]	$[***]
Guinea	224	$[***]	$[***]
Guinea-Bissau	245	$[***]	$[***]
Guyana	592	$[***]	$[***]
Haiti	509	$[***]	$[***]
Honduras	504	$[***]	$[***]
Hong Kong	852	$[***]	$[***]
Hungary	36	$[***]	$[***]
Iceland	354	$[***]	$[***]
India	91	$[***]	$[***]
Indonesia	62	$[***]	$[***]
Inmarsat SNAC (Satellite-Based Networks)	870	$[***]	$[***]
Inmarsat — Ocean Atlantic East	871	$[***]	$[***]
Inmarsat — Ocean Atlantic West	874	$[***]	$[***]
Inmarsat — Ocean Indian	873	$[***]	$[***]
Inmarsat — Ocean Pacific	872	$[***]	$[***]
International Networks — Thuraya Rmss Network	88216	$[***]	$[***]

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		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
International Networks — Emsat	88213	$[***]	$[***]
International Networks — MCP	88232	$[***]	$[***]
International Networks — Global Networks Antartica	88234	$[***]	$[***]
International Networks — Telenor	88299	$[***]	$[***]
Iran	98	$[***]	$[***]
Iraq	964	$[***]	$[***]
Ireland	353	$[***]	$[***]
Israel	972	$[***]	$[***]
Italy — all calls except to Satellite Elsacom	39	$[***]	$[***]
Italy — all calls to Satellite Elsacom	39310	$[***]	$[***]
Ivory Coast	225	$[***]	$[***]
Jamaica	+1-876*	$[***]	$[***]
Japan	81	$[***]	$[***]
Jordan	962	$[***]	$[***]
Kazakhstan	7	$[***]	$[***]
Kenya	254	$[***]	$[***]

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Attachment No. 1 to Schedule 1.0 (continued)
International Toll Charges

*	denotes NADP countries

		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
Kiribati	686	$[***]	$[***]
Kuwait	965	$[***]	$[***]
Kyrgyzstan	996	$[***]	$[***]
Laos	856	$[***]	$[***]
Latvia	371	$[***]	$[***]
Lebanon	961	$[***]	$[***]
Lesotho	266	$[***]	$[***]
Liberia	231	$[***]	$[***]
Libya	218	$[***]	$[***]
Liechtenstein	423	$[***]	$[***]
Lithuania	370	$[***]	$[***]
Luxembourg	352	$[***]	$[***]
Macau	853	$[***]	$[***]
Macedonia	389	$[***]	$[***]
Madagascar	261	$[***]	$[***]
Malawi	265	$[***]	$[***]
Malaysia	60	$[***]	$[***]
Maldives	960	$[***]	$[***]
Mali Republic	223	$[***]	$[***]
Malta	356	$[***]	$[***]
Marshall Islands	692	$[***]	$[***]
Martinique	596	$[***]	$[***]
Mauritania	222	$[***]	$[***]
Mauritius	230	$[***]	$[***]
Mayotte Island	262	$[***]	$[***]

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		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
Mexico:
Mexico — Factor Two Cities	See Factor Two List below	$[***]	$[***]
Mexico — Guadalajara	5233	$[***]	$[***]
Mexico — Mexico City	5255	$[***]	$[***]
Mexico — Monterrey	5281	$[***]	$[***]
Mexico — all other calls	52	$[***]	$[***]
Micronesia	691	$[***]	$[***]
Moldova	373	$[***]	$[***]
Monaco	377	$[***]	$[***]
Mongolia	976	$[***]	$[***]
Montenegro	382	$[***]	$[***]
Montserrat	+1-664*	$[***]	$[***]
Morocco	212	$[***]	$[***]
Mozambique	258	$[***]	$[***]
Myanmar (Burma)	95	$[***]	$[***]
Namibia	264	$[***]	$[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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Confidential	Execution Copy
Attachment No. 1 to Schedule 1.0 (continued)
International Toll Charges

*	denotes NADP countries

		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
Nauru	674	$[***]	$[***]
Nepal	977	$[***]	$[***]
Netherlands	31	$[***]	$[***]
Netherlands Antilles	599	$[***]	$[***]
New Caledonia	687	$[***]	$[***]
New Zealand	64	$[***]	$[***]
Nicaragua	505	$[***]	$[***]
Niger	227	$[***]	$[***]
Nigeria	234	$[***]	$[***]
Niue Island	683	$[***]	$[***]
North Korea	850	$[***]	$[***]
Norway	47	$[***]	$[***]
Oman	968	$[***]	$[***]
Pakistan	92	$[***]	$[***]
Palau	680	$[***]	$[***]
Palestine Authority	970	$[***]	$[***]
Panama	507	$[***]	$[***]
Papua New Guinea	675	$[***]	$[***]
Paraguay	595	$[***]	$[***]
Peru	51	$[***]	$[***]
Philippines	63	$[***]	$[***]
Poland	48	$[***]	$[***]
Portugal	351	$[***]	$[***]
Qatar	974	$[***]	$[***]
Reunion Island	262	$[***]	$[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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Confidential	Execution Copy

		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
Romania	40	$[***]	$[***]
Russia	7	$[***]	$[***]
Rwanda	25	$[***]	$[***]
San Marino	378	$[***]	$[***]
Sao Tome & Principe	239	$[***]	$[***]
Saudi Arabia	966	$[***]	$[***]
Senegal	221	$[***]	$[***]
Serbia	381	$[***]	$[***]
Seychelles	248	$[***]	$[***]
Sierra Leone	232	$[***]	$[***]
Singapore	65	$[***]	$[***]
Slovakia	421	$[***]	$[***]
Slovenia	386	$[***]	$[***]
Solomon Islands	677	$[***]	$[***]
Somalia	252	$[***]	$[***]
South Africa	27	$[***]	$[***]
South Korea (Republic of)	82	$[***]	$[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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Confidential	Execution Copy
Attachment No. 1 to Schedule 1.0 (continued)
International Toll Charges

*	denotes NADP countries

		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
Spain	34	$[***]	$[***]
Sri Lanka	94	$[***]	$[***]
St Helena	290	$[***]	$[***]
St Kitts & Nevis	+1-869*	$[***]	$[***]
St Lucia	+1-758*	$[***]	$[***]
St Pierre & Miquelon	508	$[***]	$[***]
St Vincent and The Grenadines	+1-784*	$[***]	$[***]
Sudan	249	$[***]	$[***]
Suriname	597	$[***]	$[***]
Swaziland	268	$[***]	$[***]
Sweden	46	$[***]	$[***]
Switzerland	41	$[***]	$[***]
Syria	963	$[***]	$[***]
Taiwan	886	$[***]	$[***]
Tajikistan	992	$[***]	$[***]
Tanzania	255	$[***]	$[***]
Thailand	66	$[***]	$[***]
Togo	228	$[***]	$[***]
Tokelau	69	$[***]	$[***]
Tonga Islands	676	$[***]	$[***]
Trinidad & Tobago	+1-868*	$[***]	$[***]
Tunisia	216	$[***]	$[***]
Turkey	90	$[***]	$[***]
Turkmenistan	993	$[***]	$[***]
Turks & Caicos Islands	+1-649*	$[***]	$[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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Confidential	Execution Copy

		Per Minute Rates
		Wireline	Mobile
Country	Country Code	Terminated	Terminated
Tuvalu	688	$[***]	$[***]
Uganda	256	$[***]	$[***]
Ukraine	380	$[***]	$[***]
United Arab Emirates	971	$[***]	$[***]
United Kingdom	44	$[***]	$[***]
United Kingdom — NTS845	440	$[***]	$[***]
United Kingdom — NTS870	440	$[***]	$[***]
United Kingdom — NTS871	440	$[***]	$[***]
Uruguay	598	$[***]	$[***]
Uzbekistan	998	$[***]	$[***]
Vanuatu	678	$[***]	$[***]
Vatican City	39	$[***]	$[***]
Venezuela	58	$[***]	$[***]
Vietnam	84	$[***]	$[***]
Wallis & Futuna Islands	681	$[***]	$[***]
Western Samoa	685	$[***]	$[***]
Yemen, Republic of	967	$[***]	$[***]
Zambia	260	$[***]	$[***]
Zimbabwe	263	$[***]	$[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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Confidential	Execution Copy
Attachment No. 1 to Schedule 1.0 (continued)
Mexico — Factor Two Cities

City	City Code	Digit String
Acaponeta	325	52-325
Acapulco	744	52-744
Actopan	772	52-772
Agua Prieta	633	52-633
Aguascalientes	449	52-449
Allende	826	52-826
Apatzingan	453	52-453
Apizaco	241	52-241
Arcelia	732	52-732
Atlacomulco	712	52-712
Atliaca/Tixtla	754	52-754
Atlixco	244	52-244
Autlan	317	52-317
Bahia De Huatulco	958	52-958
Cabo San Lucas	624	52-624
Caborca	637	52-637
Cadereyta Jimenez	828	52-828
Campeche	981	52-981
Cananea	645	52-645
Cancun	998	52-998
Celaya	461	52-461
Cerralvo	892	52-892
Chetumal	983	52-983
Chihuahua	614	52-614
Chilapa	756	52-756
Chilpancingo	747	52-747
Cintalapa De Figueroa	968	52-968
Ciudad Acuna	877	52-877
Ciudad Altamirano	767	52-767
Ciudad Camargo B	891	52-891
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Confidential	Execution Copy

City	City Code	Digit String
Ciudad Constitucion	613	52-613
Ciudad Cuauhtemoc	625	52-625
Ciudad Del Carmen	938	52-938
Ciudad Delicias	639	52-639
Ciudad Guzman	341	52-341
Ciudad Hidalgo	962	52-962
Ciudad Juarez	656	52-656
Ciudad Lazaro Cardenas	753	52-753
Ciudad Mante	831	52-831
Ciudad Obregon	644	52-644
Ciudad Sahagun	791	52-791
Ciudad Valles	481	52-481
Ciudad Victoria	834	52-834
Coatzacoalcos	921	52-921
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Confidential	Execution Copy
Attachment No. 1 to Schedule 1.0 (continued)
Mexico — Factor Two Cities

City	City Code	Digit String
Colima	312	52-312
Cordoba	271	52-271
Cosamaloapan	288	52-288
Cozumel	987	52-987
Cuautla	735	52-735
Cuernavaca	777	52-777
Culiacan	667	52-667
Durango	618	52-618
Encarnacion De Diaz	475	52-475
Ensenada	646	52-646
Estación Manuel	836	52-836
Fresnillo	493	52-493
General Tapia/China	823	52-823
Guamuchil	673	52-673
Guanajuato	473	52-473
Guasave	687	52-687
Guaymas	622	52-622
Guerrero Negro/Santa Rosa	615	52-615
Hermosillo	662	52-662
Heroica Ciudad De Ures	623	52-623
Hidalgo	829	52-829
Huatabampo	647	52-647
Huetamo	435	52-435
Huimanguillo	917	52-917
Huitzuco	727	52-727
Iguala	733	52-733
Irapuato	462	52-462
Ixtapan De La Sal	721	52-721
Ixtlan Del Rio	324	52-324
Izucar De Matamoros	243	52-243
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Confidential	Execution Copy

City	City Code	Digit String
Jalapa	228	52-228
Jalpa	463	52-463
Jerez De Garcia Salinas	494	52-494
Jojutla	734	52-734
Juchitan	971	52-971
La Barca	393	52-393
La Paz	612	52-612
La Piedad	352	52-352
Lagos De Moreno	474	52-474
Leon	477	52-477
Lerdo De Tejada	284	52-284
Lerma	728	52-728
Linares	821	52-821
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Confidential	Execution Copy
Attachment No. 1 to Schedule 1.0 (continued)
Mexico — Factor Two Cities

City	City Code	Digit String
Los Mochis	668	52-668
Los Reyes	354	52-354
Magdalena	632	52-632
Manuel	836	52-836
Manuel Ojinaga	626	52-626
Manzanillo	314	52-314
Martinez De La Torre	232	52-232
Matamoros	868	52-868
Matehuala	488	52-488
Mazatlan	222	52-222
Merida	999	52-999
Mexicali	686	52-686
Minatitlan	922	52-922
Monclova	866	52-866
Morelia	443	52-443
Moroleon	445	52-445
Nacozari De Garcia	634	52-634
Navojoa	642	52-642
Nogales	631	52-631
Nuevo Casas Grandes	636	52-636
Nuevo Laredo	867	52-867
Oaxaca De Juarez	951	52-951
Ocotlan	392	52-392
Ometepec	741	52-741
Orizaba	272	52-272
Pachuca	771	52-771
Palenque	916	52-916
Parral	627	52-627
Parras De La Fuente	842	52-842
Patzcuaro	434	52-434
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Confidential	Execution Copy

City	City Code	Digit String
Penjamo	469	52-469
Petatlan	758	52-758
Piedras Negras	878	52-878
Playas De Rosarito	661	52-661
Poza Rica De Hgo	782	52-782
Puebla	222	52-222
Puerto Peñasco	638	52-638
Puerto Vallarta	322	52-322
Puruandiro	438	52-438
Queretaro	442	52-442
Quimichis /Tecuala	389	52-389
Reynosa	899	52-899
Rio Grande	498	52-498
Rio Verde	487	52-487
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Confidential	Execution Copy
Attachment No. 1 to Schedule 1.0 (continued)
Mexico — Factor Two Cities

City	City Code	Digit String
Sabinas	861	52-861
Sahuayo	353	52-353
Salamanca	464	52-464
Saltillo	844	52-844
Salvatierra	466	52-466
San Andres Tuxtla	294	52-294
San Cristobal De Las Casas	967	52-967
San Fernando	841	52-841
San Jose De Gracia	381	52-381
San Juan Del Rio	427	52-427
San Luis De La Paz	468	52-468
San Luis Potosi	444	52-444
San Luis Rio Colorado	653	52-653
San Martin Pachivia /Teloloapa	736	52-736
San Miguel De Allende	415	52-415
San Quintin	616	52-616
Santa Ana	641	52-641
Santa Rosalia De Camargo	648	52-648
Santiago Ixcuintla	323	52-323
Santiago Papasquiaro	674	52-674
Santiago Tianguistenco	713	52-713
Silao	472	52-472
Tala	384	52-384
Tampico	833	52-833
Tapachula	962	52-962
Taxco	762	52-762
Tecate	665	52-665
Tecoman	313	52-313
Tecpan De Galeana	742	52-742
Tehuacan	238	52-238
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Confidential	Execution Copy

City	City Code	Digit String
Tenancingo	714	52-714
Tenango Del Aire/Tlalmanalco	597	52-597
Tepatitlan	378	52-378
Tepic	311	52-311
Tequila	374	52-374
Texcoco	595	52-595
Teziutlan	231	52-231
Ticul	997	52-997
Tijuana	664	52-664
Tizayuca	779	52-779
Tizimin	986	52-986
Tlapa De Comonfort/Alcozauca De Gro.	757	52-757
Tlaxcala	246	52-246
Toluca	722	52-722
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20

Confidential	Execution Copy
Attachment No. 1 to Schedule 1.0 (continued)
Mexico — Factor Two Cities

City	City Code	Digit String
Torreon	871	52-871
Tula	773	52-773
Tulancingo	775	52-775
Tuxpan	783	52-783
Tuxtepec	287	52-287
Tuxtla Gutierrez	961	52-961
Uruapan	452	52-452
Valle De Bravo	726	52-726
Veracruz	229	52-229
Villa Flores	965	52-965
Villahermosa	993	52-993
Yurecuaro	356	52-356
Zacapu	436	52-436
Zacatecas	492	52-492
Zamora	351	52-351
Zihuatanejo	755	52-755
Zinapecuaro	451	52-451
Zitacuaro	715	52-715
Zumpango	591	52-591
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Confidential	Execution Copy
Attachment No. 2 — Billing Rounding and Pro-Ration Policies
There are two types of rounding that take place in Sprint’s billing system:
•	Event Duration: The rounding of events (e.g., calls; data usage)
•	Event Rating: The rounding of charges that result in fractional cents to the nearest whole cent
Sprint currently rounds each event (call/data usage) up to the next whole second/minute/kilobyte, as applicable. At the end of the bill cycle, each event is rated by multiplying the individual rounded events by the applicable rate(s) at 4 decimal places for voice/SMS/2G data and at 8 decimal places for 3G data, subtotaled at the end user level with the subtotal rounded to four decimal places (whole cent). The billing system then adds all end user subtotaled amounts together per invoice category and rounds the totals to two decimal places for invoice presentation.
The specific rounding policies for voice PCS, 2G data service and 3G data transport service are described in more detail below.
Without limiting the generality of Section 3 of Schedule 1.0, the rounding policies described below are subject to change by Sprint.

1

Confidential	Execution Copy

Service	Policy
Voice PCS and 2G Data	Sprint will round voice PCS and 2G data service usage on a per-call basis up to the next whole minute or second dependent upon established period rules. At the end of the bill cycle, each rounded call is multiplied by the applicable rate(s) at 4 decimal places and subtotaled by end user, with the subtotal for each end user rounded at the 4th decimal place ($.XXX4 and below is rounded down and $.XXX5 and above is rounded up). Finally, each end user’s rounded subtotal is then added together based on invoice line item and rounded to 2 decimal places for invoice presentation.

Service	Policy
Sprint 3G Data Transport	Sprint 3G data transport service usage is rounded up to the next whole kilobyte.

Rounding up occurs, and a new usage record (IPDR) is created upon the earliest to occur of:

• Sprint 3G data transport service usage exceeds 10,000 kilobytes

• The beginning of each clock hour

• The end of a 3G data session.

An individual 3G data session, depending on the length and number of kilobytes used may generate multiple IPDRs. Sprint will round Sprint 3G data transport service usage on a per IPDR basis up to the next kilobyte. At the end of the bill cycle, each rounded IPDR multiplied by the applicable rate(s) at 8 decimal places and subtotaled by end user, with the subtotal for each end user rounded at the 4th decimal place ($.XXX4 and below is rounded down and $.XXX5 and above is rounded up). Finally, each end user’s rounded subtotal is then added together based on invoice line item and rounded to 2 decimal places for invoice presentation.
Sprint/Cricket Confidential Information — RESTRICTED

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Confidential	Execution Copy
Sprint bills monthly recurring charges (MRC) in advance on its invoices. Sprint will pro-rate the MRC based upon a set 30 day period (not calendar month) when an end user (1) activates in the middle of a bill cycle, or (2) if an end user’s price plan changes in the middle of a bill cycle, or (3) if an end user deactivates or cancels service in the middle of a bill cycle.
Pro-rated MRC is based upon the number of days remaining in the bill cycle and include a charge or credit amount on the invoice, if applicable, as well as the regular MRC for the next month, where applicable. MRC credits are applied a month in arrears.
The following is an example of how Sprint applies a pro-rated charge to an MRC.

Step	Action
1	The MVNO is on bill cycle 29, which covers the timeframe from the 29th of the month to the 28th of the following month, or for this example, June Cycle 29 covers all activity from 5/29 to 6/28.

2	A new end user activates on 6/22 under a price plan with a $10 MRC.

3	On the MVNO’s 6/29 invoice, they will be charged the following : $2.33 pro-rated MRC for 6/22 to 6/28 plus $10 advance MRC for 6/29 to 7/28 for a total charge of $12.33. Pro-rated MRC will be calculated as follows: ($10 divided by 30 days = $.3333 daily MRC rate, multiplied by 7 days).

4	The MVNO will be billed an advanced MRC of $10 on each subsequent bill cycle as long as the end user remains on the $10 plan.
The following is an example of how Sprint applies a pro-rated credit and charge to an MRC.

Step	Action
1	The MVNO is in bill cycle 29, which covers the period beginning on the 29th of each month to the 28th of the following month, or for this example, July Cycle 29 covers all activity from 6/29 to 7/28.

2	An end user has a plan swap from a $10 plan to a $20 plan. $10 plan expires on 7/5 and the $20 plan has an Effective Date of 7/6.

3	On the MVNO’s 7/29 invoice, they will receive a MRC Credit of $7.67 for the advance MRC charge that was billed on their 6/29 invoice for the $10 plan. MRC Credit will calculate as follows: ($10 divided by 30 days = $.3333 daily MRC rate, multiplied by 23 days) for the period 7/6 to 7/28.
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3

Confidential	Execution Copy

Step	Action
4	In addition, the MVNO will be charged a pro-rated MRC of $15.33 for being on the new price plan from 7/6 to 7/28 plus a $20 advance MRC for the period 7/29 to 8/28. The pro-rated MRC charge will calculate as follows: ($20 divided by 30 days = $.6666 daily MRC rate, multiplied by 23 days). The total MRC Charge that will appear on the MVNO’s 7/29 invoice will be $27.66, which breaks out as follows:
$15.33 (pro-rated MRC new $20 plan) plus $20 (advance MRC new $20 plan) minus $7.67 (advance MRC credit from old $10 plan).

5	The MVNO will be billed an advanced MRC of $20 on each subsequent bill cycle as long as the end user remains on the $20 plan.
The following is an example of an End User who is on the Suspend Plan during a given month and reactivates on the same $20 Pricing Bundle in the same month.

Step	Action
1.	The MVNO is in bill cycle 29, which covers the period beginning on the 29th of each month to the 28th of each following month, or for this example, July Cycle 29 covers all activity from 6/29 to 7/28.

2.	An end user who was active on 6/29 on a $20 Pricing Bundle swaps to the Suspend Plan on 7/15 and then swaps back to the same $20 Pricing Bundle on 7/20.

3.	On the MVNO’s 7/29 invoice, they will receive a MRC Credit of $8.67 for the advance MRC charge that was billed on their 6/29 invoice for the $20 Pricing Bundle Plan. The MRC Credit will calculate as follows: ($20 divided by 30 days = $.6666 daily MRC rate, multiplied by 13 days) for the period 7/16 to 7/28. Then when the end user is swapped back to the $20 Pricing Bundle Plan a pro-rated MRC of $5.33 will be charged. The pro-rated MRC charge will calculate as follows:
($20 divided by 30 days = $.6666 daily MRC rate, multiplied by 8 days) for the period 7/21 to 7/28. In addition on the 7/29 invoice the end user will be charged a $20 Advance MRC for period of 7/29 — 8/28

4.	The MVNO will be billed an advanced MRC of $20 on each subsequent bill cycle as long as the end user remains on the $20 plan.
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Attachment No. 3 — Benchmark [***] Plans
[***]
[Six Pages Of Pricing Information Redacted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential	Execution Copy
Attachment No. 4: Example of Calculation of Overage Charges
Table 1-A: Example of Calculation of Level of Usage of Each
Category of Service for each Pricing Bundle (defined as “B1”, [***]
in Section 2.1.1(a))

Total
	Bundle 1	[***]	Allowance
EOP Active End Users	[***]	[***]	[***]
MOU Allowance	[***]	[***]	[***]
SMS Allowance	[***]	[***]	[***]
Data Allowance	[***]	[***]	[***]
Table 1-B: Example of Calculation of Total Usage of Each Category of Service (defined as “A” in Section 2.1.1(a))

	Bundle 1	[***]	Total Actual Usage
MOU’s	[***]	[***]	[***]
SMS	[***]	[***]	[***]
Data	[***]	[***]	[***]
Table 1-C: Example of Calculation of MOU, SMS or MB Overage

	Total Allowance	Total Actual Usage	Difference (Only if	Overage
	from Table 1-A	from Table 1-B	Actual > Allowance)	Rate		Overage $
MOU’s	[***]	[***]	[***]	$	[***]	$	[***]
SMS	[***]	[***]	[***]	$	[***]	$	[***]
Data	[***]	[***]	[***]	$	[***]	$	[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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Schedule 2.0
Sprint Markets
Sprint represents and warrants the markets listed on this Schedule 2.0 constitute all of the markets in which Sprint provides 3G PCS services that are provided to Purchaser under this Agreement, including Sprint voice service, Sprint Data Transport Service, and Short Messaging Service.
Alabama East / Georgia West
Opelika, AL
Albany, GA
Columbus, GA
La Grange, GA
Tifton, GA
Alabama South
Daleville, AL
Dothan, AL
Langdale, AL
Albany, NY
Amarillo/Abilene, TX
Arkansas Northwest
Bentonville, AR
Clarksville, AR
Fayetteville, AR
Forth Smith, AR
Greenwood, AR
Russellville, AR
Siloam Springs, AR
*Atlanta, GA
Augusta, GA
Baton Rouge, LA
Beaumont, TX
Biloxi, MS
Birmingham, AL
*Boston, MA
Bowling Green, KY
*Buffalo, NY
Camden, SC
Charleston, WV
*Charlotte, NC
Purchaser/Sprint Confidential Information — RESTRICTED

Confidential	Execution Copy
Schedule 2.0 (continued)
Sprint Markets
*Chicago, IL
*Cincinnati, OH
Clarksburg, WV
*Cleveland, OH
Columbia / Jefferson City, MO
*Columbus, OH
*Dallas, TX
*Denver, CO
Des Moines, IA
*Detroit, MI
El Paso, TX / Albuquerque, NM
Evansville, IN
Flagstaff, AZ
*Fresno, CA
Georgetown, SC
Georgia Central
Butler, GA
Cordele, GA
Dublin, GA
Gray, GA
Hawkinsville, GA
Macon, GA
Milledgeville, GA
Perry, GA
Georgia North
Blue Ridge, GA
Calhoun, GA
Cedartown, GA
Chatsworth, GA
Dalton, GA
Ellijay, GA
Jasper, GA
Rome, GA
Purchaser/Sprint Confidential Information — RESTRICTED

Confidential	Execution Copy
Schedule 2.0 (continued)
Sprint Markets
Georgia South
Adel, GA
Brunswick, GA
Douglas, GA
Homerville, GA
Valdosta, GA
Waycross, GA
*Green Bay, WI
Goldsboro, NC
Hartford, CT
Hendersonville, NC
*Honolulu, HI
Hot Springs, AR
*Houston, TX
Huntsville, AL
*Indianapolis, IN
Jackson, MS
Jackson Hole, WY
*Jacksonville, FL
Kansas Central
Marion, IL
Quincy, IL
Emporia, KS
Junction City, KS
Manhattan, KS
McPherson, KS
Salina, KS
Cape Girardeau, MO
Hannibal, MO
Kirksville, MO
Poplar Bluff, MO
Sikeston, MO
*Kansas City
Purchaser/Sprint Confidential Information — RESTRICTED

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Schedule 2.0 (continued)
Sprint Markets
Knoxville, TN
Laredo, TX
*Las Vegas, NV
*Little Rock, AR
Logan, UT
*Los Angeles, CA
Louisville, KY
Lynchburg, VA
Manchester, NH
Medford, OR
*Memphis, TN
*Miami, FL
*Milwaukee, WI
*Minneapolis / St. Paul, MN
Minnesota Central
Alexandria, MN
Bemidji, MN
Brainerd, MN
Detroit Lakes, MN
Duluth, MN
E Grand Forks, MN
Fergus Falls, MN
Grand Rapids, MN
Hibbing, MN
Hinckley, MN
Hutchinson, MN
Little Falls, MN
Marshalltown, MN
Moorhead, MN
St. Cloud, MN
Virginia, MN
Wadena, MN
Purchaser/Sprint Confidential Information — RESTRICTED

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Schedule 2.0 (continued)
Sprint Markets
Minnesota Central (continued)
Wahpeton, MN
Wilmar, MN
Zimmerman, MN
Fargo, ND
Grand Forks, ND
Jamestown, ND
Minnesota South
Albert Lea, MN
Austin, MN
Fairbault, MN
Fairmont, MN
Mankato, MN
Marshalltown, MN
New Ulm, MN
Owatonna, MN
Red Wing, MN
Rochester, MN
Waseca, MN
Worthington, MN
Missouri South
Carbondale, IL
Pittsburg, KS
Aurora, MO
Branson, MO
Carbondale, MO
Fort Leonard Wood, MO
Joplin, MO
Lebanon, MO
Monett, MO
Rolla, MO
Springfield, MO
West Plains, MO
Montgomery, AL
Myrtle Beach, SC
*Nashville, TN
Purchaser/Sprint Confidential Information — RESTRICTED

Confidential	Execution Copy
Schedule 2.0 (continued)
Sprint Markets
*New Orleans, LA
*New York, NY
*Oklahoma City, OK
*Omaha, NE
Oregon North / Washington South
Bend, OR
Hermiston, OR
Hood River, OR
Madras, OR
Milton-Freewater, OR
Pendleton, OR
The Dalles, OR
Cle Elum, WA
Ellensburg, WA
Ephrata, WA
Kennewick, WA
Moses Lake, WA
Pasco, WA
Prosser, WA
Sunnyside, WA
Walla Walla, WA
Wenatchee, WA
White Salmon, WA
Yakima, WA
*Orlando, FL
Pensacola, FL
*Philadelphia, PA
*Phoenix, AZ
*Pittsburgh, PA
*Portland, OR
Pueblo, CO
Poughkeepsie, NY
Purchaser/Sprint Confidential Information — RESTRICTED

Confidential	Execution Copy
Schedule 2.0 (continued)
Sprint Markets
Puerto Rico, PR
*Reno, NV
Richmond, VA
Roanoke, VA
*Salt Lake City, UT
*San Antonio, TX
*San Diego, CA
*San Francisco, CA
*Savannah, GA
*Seattle, WA
Shreveport, LA
Spartanburg, SC
*Spokane, WA
*St. Louis, MO
*Syracuse, NY
Tallahassee, FL
*Tampa, FL
Terra Haute, IN
Texarkana, TX
Virgin Islands, VI
*Wichita, KS
Wichita Falls, TX / Stillwater, OK
*Washington DC
Purchaser/Sprint Confidential Information — RESTRICTED

Confidential	Execution Copy
Schedule 2.0 (continued)
Sprint Markets
Former iPCS (formerly Horizon) Market
Cambridge, OH
Erie, PA
Ft. Wayne, IN
Jamestown, NY
Kingsport, TN
Lima, OH
Logan, WV
South Bend, IN
Williamsport, PA
Former iPCS Market
Cedar Rapids, IA
Grand Island, IA
Grand Rapids, MI
Illinois North (Bloomington, Champaign, Charleston, Danville, Decatur, Effingham, Galesburg, Kankakee, La Salle, Lincoln, Litchfield, Macomb, Mattoon, Mendota, Pekin and Peoria)
Illinois South (Jacksonville, Mount Vernon, Springfield, Taylorville and Vandalia)
Quad Cities (Iowa: Burlington, Clinton, Davenport, Dubuque, Fort Madison, Keokuk, Muscatine and Waterloo / Illinois: Geneseo, Kewanee, Rock Island and Sterling)
Purchaser/Sprint Confidential Information — RESTRICTED

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Sprint Service Provide Affiliate Markets
Shentel Market
Hagerstown, MD
York / Harrisburg, PA
Swiftel Market
Sioux City, IA
Sioux Falls, SD
Purchaser/Sprint Confidential Information — RESTRICTED

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Schedule 3.0
Intentionally omitted
Purchaser/Sprint Confidential Information — RESTRICTED

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Schedule 4.0
[***]
[Ten Pages Of Commercially Sensitive Information Redacted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
Purchaser/Sprint Confidential Information — RESTRICTED

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Schedule 5.0
Technical Services and Integration Statement of Work
This Technical Services and Integration Statement of Work (“Integration SOW”) is agreed between Sprint and Purchaser for the purpose of specifying the integration, implementation methodologies, testing and acceptance, responsibilities, and other relevant terms relating to the interconnection and integration (the “Integration”) of Purchaser’s systems and platforms (“Network Elements”) and any modifications or additions thereto, as determined mutually by the Parties as necessary for Purchaser to receive and provide the PCS Services during the Term.
Capitalized terms that are not contained in the definitions set out below or otherwise defined in this Integration SOW shall have the meaning determined first by reference (i) to the Agreement, if used in the Agreement, (ii) then to a Schedule to the Agreement, if used in a Schedule and not in the Agreement, and finally, (iii) to the generally understood meaning in the wireless telecommunications industry, if not used in the Agreement, a Schedule thereto, or this Integration SOW.
1.	Integration Management
1.1.	Generally
The Parties shall each be responsible for performing certain tasks relating to Integration, as such tasks are identified as their respective responsibilities in the Agreement (including this Integration SOW and the Project Plan (as defined below)).
1.2.	Project Plan
Within 30 days of the Effective Date, Sprint will develop and deliver to Purchaser for Purchaser’s review and comment, a written project plan, which shall provide a high level overview of the scope of work described herein and the tasks and responsibilities of each Party to complete the Integration (the “Proposed Project Plan”). Each Party will thereafter work diligently on the Proposed Project Plan to finalize and agree upon a detailed Project Plan within 90 days after the Effective Date (the “Agreed Project Plan”). The Agreed Project Plan will, at a minimum, set forth (i) the tasks and responsibilities of each Party to complete the Integration, clearly allocating primary responsibility for each such task and responsibility to one Party; (ii) a description of the means and frequency by which the Parties will communicate during Integration; (iii) a schedule setting forth the deadlines relating to Integration; and (iv) the testing and acceptance procedures pursuant to which Integration shall be completed. Sprint and Purchaser will each provide sufficient resources to complete the Integration in accordance with the Agreed Project Plan. The Parties may not amend or alter the Project Plan except in writing (including electronic mail).
During the development of the Proposed Project Plan and the Agreed Project Plan, Purchaser shall provide such information and guidance and make such decisions as are reasonably requested by Sprint.

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2.	Integration Support
2.1.	Prior to the In Service Date
From and after the Effective Date and for a period expiring on the In Service Date (the “Pre-Launch Support Period”), each Party will assign the resources necessary and sufficient to oversee and manage their respective responsibilities to complete the Integration, as such responsibilities shall be set forth in the Project Plan, and each Party will assign one employee as the principal point of contact with whom the other Party may correspond in any matters relating to Integration (each a “Technical Manager”). As of the Effective Date, Denise Beatty is the Sprint Technical Manager and Dan Graf is the Purchaser Technical Manager. Either Party may change the individual serving as such Party’s Technical Manager upon prior written notice to the other Party.
Each Party’s Technical Manager will:
a)	Be responsible for such Party’s day-to-day management and responsibilities to complete the Integration;

b)	Monitor all aspects of the Integration by reference to the Project Plan; and

c)	Facilitate such Party’s functional team meetings with the other Party, as either Party may request from time to time, or as otherwise set forth in the Project Plan.

2.2.	After the In Service Date
From and after the expiration of the Pre-Launch Support Period and ending on the last day of any applicable phase-out period, Sprint will provide post-launch support, on a 24x7 basis, to Purchaser with respect to incidents affecting and questions regarding Sprint Network interfaces to the Network Elements, in a manner consistent with the support provisions and processes set forth in the Private Label Operations Manual. During such support, the Parties shall (a) cooperate as necessary to construct a complete file of all non-privileged information relating to the unresolved issue, and (b) work in good faith to resolve the issue, and meet as required in consideration of the nature of the unresolved issue, either in person, by video conference, phone, or email, as appropriate.
3.	Integration Testing
3.1.	Prior to the In Service Date
3.1.1.	Integration Testing
As part of the Agreed Project Plan, Sprint and Purchaser will jointly develop an integration test plan that details the integration tests that will be executed to verify that the Network Elements are integrated with the Sprint Network and function in accordance with the requirements and designs agreed upon by the Parties, including the specifications set forth in this Integration SOW and the Agreed Project Plan. The Parties will perform the following integration test activities:
•	Sprint will perform integration testing to ensure the Sprint Network is performing in accordance with the requirements and designs agreed upon by the Parties in the Agreed Project Plan.

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•	Sprint will perform integration testing to ensure the Sprint interfaces to the Purchaser’s Network Elements are functioning correctly and adhere to the interface specifications defined and agreed upon between the Parties in the Agreed Project Plan.

•	Purchaser will perform integration testing to ensure the Purchaser’s Network Elements are performing in accordance with the requirements and designs agreed upon by the Parties in the Agreed Project Plan.

•	Purchaser will perform integration testing to ensure the interfaces from the Purchaser’s Network Elements are functioning correctly and adhere to the interface specifications defined and agreed upon between the Parties in the Agreed Project Plan.

•	Sprint will provide assistance to Purchaser to help troubleshoot issues within the Purchaser’s Network Elements related to the interface between Sprint Network and the Purchaser’s Network Element.

The Parties shall conduct Integration testing in accordance with the integration test plan. Integration testing will be conducted during intervals that shall be defined in the Agreed Project Plan.
3.1.2.	Integration Acceptance
The Agreed Project Plan shall set forth the procedures by which Purchaser and Sprint may each accept the Integration of each Network Element (on an individual basis and, with respect to Purchaser only, in operation together) upon the completion of the integration tests set forth in the integration test plan.
3.2.	After the In Service Date
From time to time during the Term, Purchaser may modify a Network Element that has been integrated with the Sprint Network (a “Modified Element”). With respect to any Modified Element, at Purchaser’s request, Sprint shall provide reasonable assistance to perform integration testing to verify the Modified Element continues to function with respect to its integration with the Sprint Network. Sprint and Purchaser shall cooperate in good faith to determine the scope, timing, and any applicable costs of such integration testing regarding a Modified Element.
4.	Integration Services
The costs set forth in Table 4-1 are the not-to-exceed costs that Sprint will charge Purchaser for the customized Integration services that Purchaser elects (“Customized Integration Services”), described in this Section 4. Sprint may charge Purchaser an amount not to exceed the amounts set forth in Table 4-1. Except for such charges, or to the extent Purchaser materially changes the scope of work to be performed under this Integration SOW, there shall be no additional charge to Purchaser for any work that is required under this Integration SOW.

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Table 4-1: Not-To-Exceed Costs

			Related Integration
Customized Integration Service	Not to Exceed Cost		SOW Provision
[***]	$	[***]	4.12
[***]			4.14
• Sprint Labor	$	[***]
• SMS Vendor Costs (at Purchaser’s option)	$	[***]
[***]	$	[***]	4.2
[***]	$	[***]	4.4
[***]	$	[***]	4.13
[***]	$	[***]	4.3

Total	$	[***]

4.1.	Interconnection
As shall be set forth in the Project Plan, Sprint will physically interconnect Purchaser’s facilities to Sprint’s facilities in a manner as necessary for Purchaser to receive data and voice traffic that originates on the Sprint Network in accordance with its obligations under the Agreement. Voice traffic will be exchanged to Purchaser via SIP-T.
The Parties will interconnect their facilities in at least [***] different physically diverse points of interconnection (“POIs”) to enable the delivery of MVNO voice and data traffic from the Sprint Network to Purchaser’s network for termination by Purchaser. The Parties will cooperate in good faith to reach mutual agreement on the list of POIs as part of the Project Plan, provided, however, that the agreed-upon POIs shall not require Purchaser to incur any commercially unreasonable capital or operating expenditures. The Parties may add additional POIs to the list of POIs from time to time during the Term by mutual written agreement.
4.2.	[***] Integration
As shall be set forth in the Project Plan, Sprint shall provide Purchaser the [***] requirements specified by [***], as part of Integration. Sprint will support Purchaser in establishing the provisioning feed to [***]

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containing End Users for [***]. Upon activation of an End User, Purchaser will notify Sprint of the frequency with which Purchaser will deliver provisioning updates to [***].
Sprint will route [***] from Sprint’s [***] through the [***] to Purchaser’s [***]. Sprint will route [***] from Sprint’s [***] to Purchaser’s [***]. Sprint [***] to End Users will be routed to End Users via [***]. [***] to End Users will be routed to Purchaser via [***] using the [***]. [***] will be routed to Purchaser’s [***]. Purchaser’s [***] will [***].
As shall be set forth in the Project Plan, Sprint will assist in Purchaser’s integration of standard [***].
4.3.	Device Provisioning
4.3.1.	[***]
As shall be set forth in the Project Plan, Purchaser shall provision Devices through Purchaser’s [***]. Sprint acknowledges and agrees that it has received documentation regarding Purchaser’s [***] architecture necessary to integrate Purchaser’s [***]. Sprint will support Purchaser’s standard [***]. Subject to the [***] set forth in Schedule 4.0, Sprint will endeavor towards ensuring that all [***] information will be passed to the Purchaser [***] when the End User initiates the [***] call.
Within 30 days of the Effective Date, Sprint will provide Purchaser with [***] for Purchaser’s [***]. During the Term of the Agreement, Sprint will provide Purchaser with written notice of any change in the [***] not less than 30 days prior to any such change.
The Parties will each open up their respective [***] between their networks.
4.3.2.	Dial String Code
As of the Effective Date, the Parties agree that [***] will be the dial string code that End Users will be permitted to use to initiate [***] following activation of the End User’s Device.
4.3.3.	Delivery of [***] Parameters
Sprint will provide Purchaser the [***] parameters necessary for Purchaser to build its own [***]. Following such delivery by Sprint, Purchaser shall have sole control over managing the [***], provided that Purchaser causes [***].
4.4.	[***]
As shall be set forth in the Project Plan, Sprint shall configure its Network so that it can delivered calls to Purchaser’s [***] platform with the proper routing digits to support Purchaser’s provision of [***] services to End Users.

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4.5.	[***]
Sprint will set [***]. Notwithstanding the foregoing, Purchaser may select [***], and Sprint will support such election provided that the [***] (i) is available and, (ii) does not conflict with any other [***] in the Sprint [***]. Sprint [***] requested to Purchaser’ [***] shall be based on a [***]. Purchaser will use [***] to [***].
4.6.	Data Traffic
Sprint will route data traffic originating from End User handsets to [***]. Purchaser will provide data services to End User Devices.
4.7.	[***]
No later than 90 days prior to the planned In Service Date, Sprint will provide Purchaser with all of its [***] in a reasonable format, except Sprint will provide Purchaser with any [***] required for the Parties to conduct Integration testing in accordance with the integration test plan. During the Term of the Agreement, Sprint will provide Purchaser with updates to such data as frequently as Sprint makes such updates to such data for its own use.
4.8.	[***]
During the Term, Purchaser shall employ its [***]. Sprint will route calls to Purchaser’s [***] via a [***]. A call will be connected to the End User’s [***] by a [***] between Sprint and Purchaser’s networks. Sprint will support Purchaser’s use of [***]. Sprint will translate [***] into a [***] number to connect an End User’s [***] call to Purchaser’s [***].
Sprint acknowledges and agrees that it can support the routing of calls for up to [***] each with their own unique [***] number to reach. End Users will be notified of new [***]. All such notifications shall be routed to Sprint [***] to Sprint’s gateway.
4.9.	Directory Assistance
Sprint will route 411 calls to Purchaser via [***].
4.10.	Operator Services
Sprint will route operator calls to Purchaser via [***].

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4.11.	[***]
Purchaser shall use its [***] for [***]. Sprint shall provide its [***] for [***]. The Parties shall use [***] to bind Purchaser’s [***] to the Sprint [***]. Sprint will endeavor towards ensuring that [***] is routed to Purchaser via domain that is provisioned in the End User’s handset.
4.12.	Voice Authentication
Purchaser Devices must support voice authentication. Purchaser Devices will be certified to support voice authentication as part of the Device certification process.
4.13.	International Voice Traffic Routing
Sprint will utilize [***] to route international voice traffic to the Purchaser’s network. International traffic consists of voice calls that are placed using the 011+ country code dialing sequence.
4.14.	[***] routing
Sprint will support the routing of [***] from Purchaser’s active subscribers to a [***] number defined by the Purchaser.
4.15.	[***] Integration
Sprint will support the integration of the Sprint Network to the Purchaser’s [***] to support [***]. [***] will be accomplished via the integration to the Purchaser’s [***] by utilizing the [***] protocol as defined in the Sprint [***] integration design document.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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